UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.   )

Filed by the Registrant ☒
Filed by a party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12
LB PHARMACEUTICALS INC
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

LB Pharmaceuticals Inc

One Pennsylvania Plaza, Suite 1025

New York, NY 10119

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 3, 2026 at 9:30 a.m. Eastern Time

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of LB Pharmaceuticals Inc, a Delaware corporation (the “Company”). The meeting will be held on Wednesday, June 3, 2026 at 9:30 a.m. Eastern Time. The Annual Meeting will be a virtual meeting of stockholders, which will be conducted only via a live audio webcast. You will be able to attend the Annual Meeting, submit your questions and vote online during the meeting by visiting www.virtualshareholdermeeting.com/LBRX2026. A complete list of record stockholders will be available at our corporate headquarters, located at One Pennsylvania Plaza, Suite 1025, New York, NY 10119, upon request by emailing IR@lbpharma.us, for examination by any stockholder for any purpose germane to the Annual Meeting for a period of ten days ending on the day before the Annual Meeting date. The meeting will be held for the following purposes:

1.

To elect three (3) nominees for Class I directors, Robert A. Lenz, M.D., Ph.D., Rebecca Luse and Ran Nussbaum, each to hold office until the 2029 Annual Meeting of Stockholders and until their successors are duly elected and qualified, or until their earlier death, resignation or removal.

2.	To ratify the appointment by the Audit Committee of the Board of Directors of BDO USA, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.

3.	To conduct any other business properly brought before the Annual Meeting or any adjournment or postponement thereof.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The Annual Meeting will be held virtually through a live webcast. Stockholders of record at the close of business on April 7, 2026 and their proxy holders will be able to attend the Annual Meeting, submit questions and vote during the live webcast by visiting www.virtualshareholdermeeting.com/LBRX2026 and entering the 16-digit Control Number included in your Notice of Internet Availability or in the instructions that you received via email. Please refer to the additional logistical details and recommendations in the accompanying Proxy Statement.

Only stockholders of record at the close of business on April 7, 2026 and their proxy holders may vote at the Annual Meeting or any adjournment or postponement thereof.

By Order of the Board of Directors

/s/ Heather Turner
Heather Turner
President and Chief Executive Officer

New York

April 23, 2026

Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting to Be Held on Wednesday, June 3, 2026 at 9:30 a.m. Eastern Time at www.virtualshareholdermeeting.com/LBRX2026.

The proxy statement and annual report to stockholders are available at

www.virtualshareholdermeeting.com/LBRX2026 and www.proxyvote.com.

You are cordially invited to attend the meeting online. Whether or not you expect to attend the meeting, please vote over the telephone or the internet as instructed in these materials, or, if you receive a paper proxy card by mail, by completing and returning the proxy mailed to you, as promptly as possible in order to ensure your representation at the meeting. Even if you have voted by proxy, you may still vote online if you attend the meeting.

i

LB PHARMACEUTICALS INC

One Pennsylvania Plaza, Suite 1025

New York, NY 10119

PROXY STATEMENT

FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 3, 2026 at 9:30 a.m. Eastern Time

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why did I receive a notice regarding the availability of proxy materials on the internet?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board of Directors (the “Board”) of LB Pharmaceuticals Inc (sometimes referred to as the “Company” or “LB Pharmaceuticals”) is soliciting your proxy to vote at the 2026 Annual Meeting of Stockholders (the “Annual Meeting”), including at any adjournments or postponements of the Annual Meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.

We intend to first mail the Notice and make this proxy statement and the form of proxy available to stockholders on or about April 23, 2026.

Will I receive any other proxy materials by mail?

We may send you a proxy card, along with a second Notice, on or after May 3, 2026.

How do I attend the Annual Meeting?

This year’s Annual Meeting will be a virtual meeting, which will be conducted entirely online via audio webcast to allow greater participation. You may attend, vote and ask questions at the Annual Meeting by following the instructions provided on the Notice or proxy card to log in to www.virtualshareholdermeeting.com/LBRX2026. If you are a stockholder of record, you will be asked to provide the 16-digit control number from your Notice or proxy card. If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, follow the instructions from your broker or bank.

The audio webcast of the Annual Meeting will begin promptly at 9:30 a.m. Eastern Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 9:15 a.m. Eastern Time, and you should allow reasonable time for the check-in procedures.

You are entitled to attend the Annual Meeting if you were a stockholder as of the close of business on April 7, 2026, the record date, or hold a valid proxy for the meeting. To be admitted to the Annual Meeting, you will need to visit www.virtualshareholdermeeting.com/LBRX2026 and enter the 16-digit Control Number found next to the label “Control Number” on your Notice or proxy card, or in the email sending you the Proxy Statement. If you are a beneficial stockholder, you should contact the bank, broker or other institution where you hold your account well in advance of the meeting if you have questions about obtaining your control number and/or proxy to vote.

Whether or not you participate in the Annual Meeting, it is important that you vote your shares.

What if I cannot find my Control Number?

Please note that if you do not have your Control Number and you are a registered stockholder, you will be able to login as a guest. To view the meeting webcast, visit www.virtualshareholdermeeting.com/LBRX2026 and register as a guest. If you login as a guest, you will not be able to vote your shares or ask questions during the Annual Meeting.

If you are a beneficial owner (that is, you hold your shares in an account at a bank, broker or other holder of record), you will need to contact that bank, broker or other holder of record to obtain your Control Number prior to the Annual Meeting.

Where can we get technical assistance if we are having trouble accessing the meeting or during the meeting?

If you have difficulty accessing the Annual Meeting or during the Annual Meeting, please refer to the technical support telephone number posted on the virtual meeting website login page, where technicians will be available to help you.

For the Annual Meeting, how do we ask questions of management and the Board?

If you would like to submit a question during the Annual Meeting, you may log in at www.virtualshareholdermeeting.com/LBRX2026 using your Control Number, type your question into the appropriate box, and click “Submit.” We plan to respond to appropriate stockholder questions that are relevant to the proposals to be voted on at the conclusion of the Annual Meeting that comply with the rules of conduct for the Annual Meeting. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition. We will not respond to questions that are not relevant to the proposals to be voted on at the Annual Meeting.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on April 7, 2026 (the “Record Date”) will be entitled to vote at the Annual Meeting and any adjournment or postponement thereof.

Stockholder of Record: Shares Registered in Your Name

If on the Record Date, your shares were registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote online at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return your vote by proxy over the telephone, vote by proxy through the internet or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on the Record Date, your shares were held, not in your name, but rather in an account at a brokerage firm, bank or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice should be forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. You must follow the instructions provided by your brokerage firm, bank, or other similar organization for your bank, broker or other stockholder of record to vote your shares per your instructions. Alternatively, many brokers and banks provide the means to grant proxies or otherwise instruct them to vote your shares by telephone and via the Internet, including by providing you with a 16-digit control number via email or on your Notice or your voting instruction form. If your shares are held in an account with a broker, bank or other stockholder of record providing such a service, you may instruct them to vote your shares by telephone (by calling the number provided in the proxy materials) or over the Internet as instructed by your broker, bank or other stockholder of record. If you did not receive a 16-digit control number via email or on your Notice or voting instruction form, and you wish to vote prior to or at the Annual Meeting, you must follow the instructions from your broker, bank or other stockholder of record, including any requirement to obtain a valid legal proxy. Many brokers, banks and other stockholders of record allow a beneficial owner to obtain a valid legal proxy either online or by mail, and we recommend that you contact your broker, bank or other stockholder of record to do so.

What am I voting on?

There are two matters scheduled for a vote:

•

To elect three (3) nominees for Class I directors, Robert A. Lenz M.D., Ph.D., Rebecca Luse and Ran Nussbaum, each to hold office until the 2029 Annual Meeting of Stockholders and until their successors are duly elected and qualified, or until their earlier death, resignation or removal (Proposal 1); and

•	To ratify the appointment by the Audit Committee of the Board of BDO USA, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026 (Proposal 2).

What if another matter is properly brought before the meeting?

The Board does not know of any other matters to be brought before the meeting. If other matters are presented, the proxy holders have discretionary authority to vote all proxies in accordance with their best judgment. Discretionary authority for them to do so is provided for in the proxy card.

How do I vote?

For Proposal 1, you may either vote “For” all the nominees to the Board or you may “Withhold” your vote for any nominee to the Board that you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting.

The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote at the Annual Meeting or you may vote by proxy over the telephone, through the internet or using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote at the Annual Meeting even if you have already voted by proxy. This is only required if you want to change your original vote, since votes will not be double counted.

By Internet	By Telephone	By Mail	During the Meeting
You may vote your shares from any location in the world at www.proxyvote.com (you will need the Control Number printed on your Notice or proxy card).	You may vote your shares by calling 1- 800-690- 6903 and following the instructions on your proxy card.	If you received a proxy card by mail, you may vote by completing, dating and signing the proxy card and	To vote at the meeting, visit www.virtualshareholdermeeting.com/LBRX2026 (you will need the Control Number printed on your Notice or proxy card).

By Internet	By Telephone	By Mail	During the Meeting
promptly mailing it in the postage- paid envelope provided.

Internet and telephone voting facilities for stockholders of record will be available for 24 hours a day and will close at 11:59 p.m. Eastern Time on June 2, 2026.

If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or online at the Annual Meeting, your shares will not be voted.

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of all three nominees for director, and “For” the ratification of the appointment by the Audit Committee of the Board of BDO USA, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2026. If any other matter is properly presented at the meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using that individual’s best judgment.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a Notice containing voting instructions from that organization rather than from us. You must follow these instructions for your bank, broker or other stockholder of record to vote your shares per your instructions. Alternatively, many brokers and banks provide the means to grant proxies or otherwise instruct them to vote your shares by telephone and via the Internet, including by providing you with a 16-digit control number via email or on your Notice or your voting instruction form. If your shares are held in an account with a broker, bank or other stockholder of record providing such a service, you may instruct them to vote your shares by telephone (by calling the number provided in the proxy materials) or over the Internet as instructed by your broker, bank or other stockholder of record. If you did not receive a 16-digit control number via email or on your Notice or voting instruction form, and you wish to vote prior to or at the virtual Annual Meeting, you must follow the instructions from your broker, bank or other stockholder of record, including any requirement to obtain your 16-digit control number. Many brokers, banks and other stockholders of record allow a beneficial owner to obtain their 16-digit control number either online or by mail, and we recommend that you contact your broker, bank or other stockholder of record to do so.

Internet proxy voting will be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?

Each share of common stock you owned as of the Record Date is entitled to one vote.

If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?

If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or online at the Annual Meeting, your shares will not be voted.

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of all three nominees for director, and “For” the ratification of the appointment by the Audit Committee of the Board of BDO USA, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2026. If any other matter is properly presented at the meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using that individual’s best judgment.

If I am a beneficial owner of shares held in street name and I do not provide my broker or bank with voting instructions, what happens?

If you are a beneficial owner of shares held in street name and you do not instruct your broker, bank or other agent how to vote your shares, your broker, bank or other agent may still be able to vote your shares in its discretion. Brokers, banks and other securities intermediaries may use their discretion to vote your “uninstructed” shares with respect to matters considered to be “routine,” but not with respect to “non-routine” matters. In this regard, Proposal 1 is considered to be “non-routine,” meaning that your broker may not vote your shares on this proposal in the absence of your voting instructions. Proposal 2 is considered to be a “routine” matter, meaning that if you do not return voting instructions to your broker by its deadline, your shares may be voted by your broker in its discretion on Proposal 2.

If you are a beneficial owner of shares held in street name, and you do not plan to attend the Annual Meeting, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in street name does not give voting instructions to his or her broker, bank or other securities intermediary holding his or her shares as to how to vote on matters deemed to be “non-routine,” the broker, bank or other such agent cannot vote the shares. When there is at least one “routine” matter that the broker, bank or other securities intermediary votes on, the shares that are un-voted on “non-routine” matters are counted as “broker non-votes.” Proposal 2 is a “routine” matter and we therefore expect brokers, banks or other securities intermediaries to vote on that proposal. Proposal 1 is considered to be “non-routine”, and we therefore expect broker non-votes to exist in connection with this proposal.

As a reminder, if you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, by e-mail or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may grant a subsequent proxy by telephone or through the internet.

•

You may send a timely written notice that you are revoking your proxy to our Corporate Secretary at One Pennsylvania Plaza, Suite 1025, New York, NY 10119. Such notice will be considered timely if it is received at the indicated address by the close of business on the business day one week preceding the date of the Annual Meeting.

•	You may attend the Annual Meeting and vote online. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker, bank or other agent, you should follow the instructions provided by your broker, bank or other agent.

What vote is required for adoption or approval of each proposal and how will votes be counted?

Proposal Number	Proposal Description	Vote Required for Approval	Voting Options	Effect of Abstentions or Withhold votes, as applicable	Effect of Broker Non-Votes	Board Recommendation
1	Election of Directors named in this Proxy Statement	Plurality of the votes of the shares present in person, by remote communication, if applicable, or represented by proxy at the Annual Meeting and entitled to vote. The three nominees receiving the most “For” votes will be elected.	FOR, or WITHHOLD	No Effect	No Effect	FOR all nominees

2	Ratification of the appointment of BDO USA, P.C. as the Company’s independent registered public	“For” votes from the holders of a majority of total votes cast on this proposal.	FOR, AGAINST or ABSTAIN	No Effect	Not applicable; brokers have discretion to vote	FOR

Proposal Number	Proposal Description	Vote Required for Approval	Voting Options	Effect of Abstentions or Withhold votes, as applicable	Effect of Broker Non-Votes	Board Recommendation
accounting firm for the fiscal year ending December 31, 2026

Who will count the vote?

Representatives of Broadridge Financial Solutions, Inc. will tabulate the votes and act as inspectors of election.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the voting power of the outstanding shares entitled to vote at the Annual Meeting are present in person, by remote communication, if applicable, or represented by proxy duly authorized. On the Record Date, there were 28,675,637 shares of common stock, outstanding and entitled to vote.

Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, either the chairperson of the Annual Meeting or the holders of a majority of the voting power of the shares present at the Annual Meeting or represented by proxy duly authorized and entitled to vote may adjourn the Annual Meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

PROPOSAL 1: ELECTION OF DIRECTORS

Under our Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and Amended and Restated Bylaws (the “Bylaws”), the Board is divided into three classes, with only one class of directors being elected in each year and each class, Class I, Class II and Class III, serving a three-year term. Each Class I director has a term that expires at this Annual Meeting, each Class II director has a term that expires at the Company’s 2027 annual meeting of stockholders and each Class III director has a term that expires at the Company’s 2028 annual meeting of stockholders, or in each case until their respective successors are duly elected and qualified, or until their earlier death, resignation, or removal.

There are currently nine members of the Board. Upon the recommendation of the Nominating and Corporate Governance Committee, the Board has considered and nominated the three incumbent directors listed below, all of whom have previously been elected by our stockholders, for election to the Board at the Annual Meeting. On March 13, 2026, Zachary Prensky notified our Board of his intent to retire as a member of the Board and therefore not stand for reelection at the Annual Meeting. Accordingly, Mr. Prensky’s term as a director will end when his current term expires at the Annual Meeting.

We have no reason to believe that any of the nominees will be unavailable or, if elected, will decline to serve. In the event that any of these nominees should become unavailable for election due to any presently unforeseen reason, proxies will be voted for a substitute as designated by the Board, or alternatively, the Board may leave a vacancy on the Board or reduce the size of the Board.

The Board unanimously recommends a vote “FOR” the election of each of the Class I director nominees.

Nominees for Election to the Board of Directors

Our Board of Directors

The biographies of each of our nominees for election to the Board as Class I directors, and all other directors are set forth below, including the offices held, other business directorships and the class and term of each director nominee and director. Each of the biographies highlights specific experience, qualifications, attributes, and skills that led us to conclude that such person should serve as a director. We believe that, as a whole, our Board possesses the requisite skills and characteristics, leadership traits, work ethic, and independence to provide effective oversight. No director or executive officer is related by blood, marriage, or adoption to any other director or executive officer. No arrangements or understandings exist between any director and any other person pursuant to which such person was selected as a director or nominee.

Class I Director Nominees for Election at the Annual Meeting

Robert A. Lenz, M.D., Ph.D., age 55, has served as a member of our Board since March 2026. Dr. Lenz brings over 20 years of neuroscience drug development expertise to our Board. From September 2023 to May 2025, Dr. Lenz served as Executive Vice President, Head of Research and Development at Neumora Therapeutics, Inc., a clinical-stage biopharmaceutical company. Prior to Neumora, Dr. Lenz served as Senior Vice President, Head of Global Development from May 2020 to September 2023 and Vice President from November 2012 to May 2020 at Amgen, Inc. Since July 2025, Dr. Lenz has served on the board of directors of NovaBridge Biosciences, a public biopharmaceutical company. Dr. Lenz received his Bachelor of Science degree from Dickinson College, his M.D., Ph.D. with honors from the University of Maryland and his residency in Neurology at UCLA. Our Board believes Dr. Lenz’s extensive background in neuroscience drug development and expertise in clinical and regulatory strategy qualify him to serve on our Board.

Rebecca Luse, age 41, has served as a member of our Board since August 2023. Since January 2021, Ms. Luse has served as Managing Director of Deep Track Capital. Prior to that, Ms. Luse served as Principal of

New Leaf Venture Partners from October 2019 to January 2021. Previously, she worked on the sell side at both Jefferies and Piper Jaffray, covering biotechnology and specialty pharmaceuticals companies. Ms. Luse started her career as an investment banking analyst in the health care group of Bank of America and as a venture capital associate at Bay City Capital. Ms. Luse earned a Bachelor of Science in Biochemistry and Mathematics from Indiana University. Our Board believes Ms. Luse’s financial expertise and investment experience in the life sciences industry provides her with the qualifications to serve on our Board.

Ran Nussbaum, age 53, has served as a member of our Board since August 2023. Since January 2004, Mr. Nussbaum has served as a Managing Partner and the Co-Founder of Pontifax. He also serves as a board member on many of Pontifax’s portfolio companies. From April 2016 to October 2025, Mr. Nussbaum served as a director of Keros Therapeutics, Inc., a public clinical-stage biopharmaceutical company. He is currently serving on the board of several private companies, including Lutris Pharma Ltd since May 2016, Kamari Pharma Ltd since April 2021, Indapta Therapeutics Inc. since April 2022, and Graviton Bioscience Corp since December 2022. Mr. Nussbaum previously served as a director of Urogen Pharma Ltd., ArQule, Inc. (acquired by Merck & Co., Inc.), BioBlast Pharma Ltd., Eloxx Pharmaceuticals Ltd., Prevail Therapeutics Inc., VBI Vaccines Inc. and Kite Pharma, Inc. until its acquisition by Gilead Sciences, Inc. Our Board believes Mr. Nussbaum’s financial expertise and experience serving on the boards of directors of other public companies qualify him to serve on our Board.

Class II Directors Continuing in Office Until the 2027 Annual Meeting

Robert R. Ruffolo, Jr., Ph.D., D.Sc., D.Eng., F.C.P.P., age 76, has served as a member of our Board since July 2019. He served as the President of Research and Development and as the Corporate Senior Vice President of Wyeth Pharmaceuticals, Inc. from 2002 through 2008. In these roles, he managed an R&D organization of 9,000 scientists with an annual budget in excess of $3 billion. From 2000 to 2002 he served as an Executive Vice President at Wyeth Pharmaceuticals, Inc., where he was responsible for Pharmaceutical Research and Development. Prior to joining Wyeth Pharmaceuticals, Inc., Dr. Ruffolo spent 17 years at SmithKline Beecham Pharmaceuticals plc (now GlaxoSmithKline plc) where he was Senior Vice President and Director of Biological Sciences, Worldwide from 1984 to 2000. Before joining SmithKline Beecham Pharmaceuticals plc, Dr. Ruffolo spent six years at Eli Lilly and Company from 1978 to 1984 where he was Chairman of the Cardiovascular Research Committee. Dr. Ruffolo currently serves on the boards of directors of Elicio Therapeutics, Inc. and several private companies. He received his B.S. in Pharmacy from The Ohio State University and his Ph.D. in Pharmacology from The Ohio State University. Our Board believes that Dr. Ruffolo’s extensive leadership experience in the healthcare industry and his service as a public company director qualify him to serve on our Board.

Scott Garland, age 57, has served as Chairman of our Board since February 2024. Since September 2023, Mr. Garland has been an advisor at Google Ventures. Mr. Garland was the Chief Executive Officer of PACT Pharma, Inc., an immuno-oncology company focused on developing neoantigen targeted T-cell therapies for solid tumors from 2021 to 2023. Prior to PACT Pharma, Inc., Mr. Garland served as President and Chief Executive Officer of Portola Pharmaceuticals, Inc. from 2018 to 2020, where he led the company through the commercial launch of Andexxa and acquisition by Alexion Pharmaceuticals, Inc. Before joining Portola Pharmaceuticals, Inc., Mr. Garland was at Relypsa Inc. from 2014 to 2018, where he served as Chief Commercial Officer, and then as President of the U.S. organization after Relypsa Inc.’s acquisition by Vifor Pharma AG. Prior to Relypsa Inc., Mr. Garland was Chief Commercial Officer at Exelixis, Inc. from 2011 to 2014. Mr. Garland has held numerous other commercial leadership roles at Genentech, Inc., Amgen Inc., Merck & Co., Inc., including leading the commercial franchises for two multi-billion-dollar therapies—Avastin and Rituxan. He has also served as a board member for several public biopharmaceutical companies such as Enliven Therapeutics, Inc., since January 2026, Olema Pharmaceuticals, Inc., since October 2023, ALX Oncology Inc., since November 2022, and Day One Biopharmaceuticals, Inc., since August 2021. Mr. Garland has served on the board of directors of Hexagon Therapeutics since September 2025 and on the board of directors for Karyopharm Therapeutics Inc. from 2014 to 2020 and on the board of directors of Calithera Biosciences, Inc. from 2020 to

2023. Mr. Garland received a Bachelor of Science degree from California Polytechnic State University-San Luis Obispo and an M.B.A. from the Fuqua School of Business at Duke University. Our Board believes that Mr. Garland’s extensive leadership experience in the healthcare industry and his service as a public company director qualify him to serve on our Board.

Heather Turner, age 53, has served as our Chief Executive Officer and director since November 2024. Prior to joining us, Ms. Turner was President and Chief Executive Officer of Carmot Therapeutics Inc. (acquired by Roche) from January 2023 to June 2024 and Chief Operating Officer from September 2022 to December 2022. Prior to Carmot, Ms. Turner served as Chief General Counsel and Secretary at Lyell Immunopharma, Inc. from April 2019 to May 2022. Prior to Lyell, Ms. Turner served as Executive Vice President, General Counsel and Secretary of Sangamo Therapeutics, Inc., a publicly traded gene therapy and gene editing company, from February 2018 to March 2019, and served as Executive Vice President, General Counsel and Head of Portfolio Strategy at Atara Biotherapeutics, Inc., a publicly-traded allogeneic cell therapy company, from July 2015 to February 2018. Prior to that, Ms. Turner served as General Counsel and Secretary at Orexigen Therapeutics, Inc. a publicly-traded company focused on metabolic diseases, from June 2007 to June 2015. Ms. Turner started her career at Cooley LLP as a corporate securities associate. Ms. Turner received her J.D. from UCLA School of Law and her B.A. in Environmental Studies from the University of California, Santa Barbara. Ms. Turner has served as the chair of the board of directors of Avalyn Pharma Inc., a clinical-stage biotech company, since November 2024, and a member of the board of directors of Terns Pharmaceuticals, Inc., a publicly traded clinical-stage biopharmaceutical company, since November 2024. She also served as a member of the board of directors of Cero Therapeutics from November 2019 to June 2022. Our Board believes that Ms. Turner’s extensive experience as an executive and director of companies in the biopharmaceutical industry provides her with the qualifications to serve on our Board.

Class III Directors Continuing in Office Until the 2028 Annual Meeting

Rekha Hemrajani, age 56, has served as a member of our Board since September 2025. Ms. Hemrajani has served as a member of the board of directors of several public companies, such as ALX Oncology Holdings Inc. since April 2020, MaxCyte, Inc. since June 2021, and BioAge Labs since August of 2021. Ms. Hemrajani served as Chief Executive Officer and Director of Jiya Acquisition Corporation from August 2020 to November 2022. She previously served as President, Chief Executive Officer & Director of Aravive, Inc., a clinical-stage biotechnology company, from January 2020 to April 2020. From March 2019 to September 2019, Ms. Hemrajani served as the Chief Operating Officer and Chief Financial Officer of Arcus Biosciences, a biotechnology company. From March 2016 to March 2019, she served as Chief Operating Officer of RAPT Therapeutics, Inc., a biotechnology company (later acquired by Glaxo SmithKline). From February 2015 to March 2016, Ms. Hemrajani served as Chief Financial Officer at Sagimet Biosciences, Inc., a biotechnology company. She previously served as a director of Adverum Biotechnologies, Inc., Aravive, Inc. and Jiya Acquisition Corp., Vice President, Head of Licensing and M&A at Onyx Pharmaceuticals (acquired by Amgen), in business development roles at Exelixis, Inc. and in healthcare investment banking at Credit Suisse First Boston and Lehman Brothers where she advised companies on capital raising, and mergers and acquisitions. Ms. Hemrajani holds a B.S. in Economics and Computer Science from the University of Michigan and an M.B.A. from the Kellogg Graduate School of Management at Northwestern University. Our Board believes that Ms. Hemrajani’s extensive leadership experience in the healthcare industry and her service as a public company director qualify her to serve on our Board.

William Kane, age 64, has served as a member of our Board since September 2025. Mr. Kane currently serves as President, Chief Executive Officer of Uniquity Bio, Inc. and has previously served as President and Chief Commercial Officer of Anthos Therapeutics, Inc. from October 2024 to April 2025. Previously, he served as the Chief Commercial Officer of Karuna Therapeutics, Inc. from February 2023 to March 2024. From November 2021 to December 2022, Mr. Kane was an independent consultant. From June 2020 to October 2021, Mr. Kane was Executive Vice President and Chief Commercial Officer of BioXcel Therapeutics, Inc. Prior to that, he served in multiple leadership roles at Allergan plc, most recently as Senior Vice President, U.S. General

Medicine, from January 2017 to May 2020, and prior to that, as Vice President, Internal Medicine Brands, from July 2014 to December 2016 and Vice President, CNS Marketing, from October 2013 to June 2014. Mr. Kane has also held senior level commercial positions at leading biopharma companies, including Pfizer and Sepracor (now Sumitomo Pharma). Since July 2025, Mr. Kane has been serving as the director of two private companies: NI One Inc. and Uniquity Bio Inc. Mr. Kane holds a B.A. in Government from Connecticut College and an M.B.A. from the Wharton School at the University of Pennsylvania. Our Board believes that Mr. Kane’s extensive leadership experience in the healthcare industry qualify him to serve on our Board.

The Board of Directors and Certain Governance Matters

Director Nomination Process and Qualifications

We believe that an effective board of directors should be made up of individuals who collectively provide an appropriate balance of diverse occupational and personal backgrounds and perspectives and who have a range of skills and expertise sufficient to provide guidance and oversight with respect to the Company’s strategy and operations. Our Board and our Nominating and Corporate Governance Committee seek individuals with backgrounds and qualities that, when combined with those of our other directors, enhance our Board’s effectiveness and result in the Board having a balance of knowledge, experience, and capability. Our Nominating and Corporate Governance Committee considers candidates who are recommended by its members, by other Board members, by stockholders, and by management, as well as those identified by third-party search firms retained to assist in identifying and evaluating possible candidates.

In assessing potential candidates, our Board and Nominating and Corporate Governance Committee will consider, among other factors, whether the candidate possesses relevant expertise to offer advice and guidance to management, has sufficient time to devote to the affairs of the Company, demonstrates excellence in the candidate’s field; has the ability to exercise sound business judgment and is committed to represent the long-term interests of the Company’s stockholders.

Nominations by Stockholders

Our Nominating and Corporate Governance Committee will evaluate director candidates recommended by stockholders in the same manner in which the Nominating and Corporate Governance Committee evaluates any other director candidate.

Any recommendation submitted to the Company should be in writing and should include any supporting material the stockholder considers appropriate in support of that recommendation but must include information that would be required under the “advance notice” provisions of the Bylaws and rules of the SEC to be included in a proxy statement soliciting proxies for the election of such candidate. Stockholders wishing to propose a candidate for consideration may do so by submitting the above information to the attention of the Corporate Secretary of the Company and such director nominations will be presented to the Board for its consideration. Stockholders must also satisfy the notification, timeliness, consent, and information requirements set forth in our Bylaws. These requirements are also described under the section entitled “Stockholder Proposals for the 2027 Annual Meeting of Stockholders.”

Director Independence and Independence Determinations

Our Corporate Governance Guidelines provide that our Board will consist of a majority of independent directors in accordance with Nasdaq listing standards. Our Corporate Governance Guidelines define an “independent” director consistent with the Nasdaq definition of independence. Under our Corporate Governance Guidelines and Nasdaq listing standards, a director is not independent unless the Board affirmatively determines that such director does not have a direct or indirect material relationship with the Company or any of its subsidiaries. Members of the Audit Committee and Compensation Committee are subject to the additional independence requirements of applicable SEC rules and Nasdaq listing standards.

Our Nominating and Corporate Governance Committee undertook its annual review of director independence and made a recommendation to our Board regarding director independence. As a result of this review, our Board affirmatively determined that each of Rebecca Luse, Ran Nussbaum, Robert R. Ruffolo, Jr., Scott Garland, Rekha Hemrajani, William Kane and Robert A. Lenz, M.D., Ph.D. are “independent” in accordance with Nasdaq listing standards applicable to boards of directors in general. In addition, our Board has affirmatively determined that Dr. Ruffolo, Scott Garland, and Ms. Hemrajani are “independent” in accordance with the Nasdaq listing standards and SEC rules applicable to boards of directors in general and audit committee members in particular, and that that Mr. Garland, Mr. Kane, and Ms. Hemrajani are “independent” in accordance with the Nasdaq listing standards and SEC rules applicable to boards of directors in general and compensation committee members in particular. Our Board also affirmatively determined that Chen Yu and Rajul Jain, who resigned from the Board in September 2025 in connection with our initial public offering (the “IPO”), were “independent” during the period they served on the Board during 2025.

In assessing directors’ independence, our Board also took into account certain transactions, relationships, and arrangements involving some of the directors and concluded that such transactions, relationships, and arrangements did not impair the independence of the director. Our Board has determined that Ms. Turner, by virtue of her role as Chief Executive Officer, and Mr. Prensky, by virtue of his role as our former Chief Executive Officer, are not independent directors under the current rules and regulations of the SEC and the listing standards of Nasdaq.

Board Leadership Structure

Our Board maintains the flexibility to determine whether the roles of Chair and Chief Executive Officer should be combined or separated, based on what it believes is in the best interests of the Company at a given point in time. The Board believes that this flexibility is in the best interest of the Company and that a one-size-fits-all approach to corporate governance, with a mandated independent Chair, would not result in better governance or oversight.

At this time, our Board is led by Mr. Garland, an independent, non-executive Chair. Our Board believes that it is in the best interest of the Company and its stockholders for Mr. Garland to continue to serve as Chair of the Board. Mr. Garland possesses significant knowledge and experience in our industry and a deep understanding of our strategic objectives, all of which will continue to benefit the Company during the year ahead. The Company believes that separation of the positions of the Chair and Chief Executive Officer reinforces the independence of the Board in its oversight of the business and affairs of the Company. In addition, the Company believes that having an independent Chair creates an environment that is more conducive to the Board’s objective evaluation and oversight of management’s performance, increasing management accountability, and improving the ability of the Board to monitor whether management’s actions are in the best interests of the Company and its stockholders, including with respect to evaluating whether steps management is taking to manage risks are appropriate for the Company. Mr. Garland’s responsibility is to ensure that our Board functions properly and to work with our President and Chief Executive Officer to set the Board’s agenda. Accordingly, he has substantial ability to shape the work of the Board. We expect him to facilitate communication among our directors and between the Board and senior management. While Mr. Garland provides independent leadership, he also works closely with our Chief Executive Officer to ensure that our directors receive the information that they need to perform their responsibilities, including discussing and providing critical review of the matters that come before the Board and assessing management’s performance. As a result, we believe that such separation can enhance the effectiveness of our Board as a whole. We believe that the leadership structure of our Board is appropriate and enhances its ability to effectively carry out its roles and responsibilities on behalf of our stockholders.

Board’s Role in Risk Oversight

While senior management has primary responsibility for managing risk, the Board has responsibility for risk oversight with specific risk areas delegated to relevant Board committees who report on their deliberations to the full Board. The specific risk areas of focus for the Board and each of its committees are summarized below.

Full Board

•

Oversight of the Company’s risk governance framework, including an enterprise-wide culture that supports appropriate risk awareness and the identification, escalation, and appropriate management of risk

•

Integrity, ethics, and compliance with its Business Code of Ethics and Conduct

•

General strategic and commercial risks

•

Strategic transactions, including execution and integration

•

Legal risks such as those arising from litigation, environmental, and intellectual property matters

Audit Committee

•

Oversight of financial reporting and accounting processes

•

Oversight of auditors and internal audit function

•

Legal and regulatory compliance monitoring

•

Risk management and exposure assessment with respect to financial, accounting, operational, tax, privacy and cybersecurity, and information technology risks

Compensation Committee	• Compensation structure and programs • Management succession planning • Recruitment and retention of talent • Workplace culture • Workplace health, safety and well-being

Nominating and Corporate Governance Committee	• Governance structures and processes • Board organization, independence and structure • Board succession and effectiveness

Board and Committee Meetings and Attendance

Our Corporate Governance Guidelines provide that all directors are expected to prepare for, attend and participate in all meetings of the Board and committees on which they serve. During 2025, the Board met 17 times. The Audit Committee held four meetings, the Compensation Committee held four meetings, and the Nominating and Corporate Governance Committee held one meeting. No member of the Board attended fewer than 75% of the aggregate of the total number of meetings of the Board (held during the period for which he or she was a director) and the total number of meetings held by all committees of the Board on which such director served (held during the period that such director served).

Although we do not have a formal policy regarding attendance by Board members at annual meetings of stockholders, we encourage our directors to attend such meetings.

Board Committees

Our Board has established three standing committees—an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee, each of which operates under a charter that has been approved by our Board. Current copies of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee charters are posted on the “Corporate Governance” section of our website located at https://ir.lbpharma.us/investors.

AUDIT COMMITTEE

Primary Responsibilities	Current Committee Members

We have adopted a committee charter that details the primary oversight responsibilities of the Audit Committee, including:

•

Overseeing our accounting and financial reporting processes, systems of internal control over financial reporting, financial statement audits, and the integrity of our financial statements and reports;

•

Evaluating the qualifications, independence, and performance of the registered public accounting firm or firms engaged as the Company’s independent outside auditors for the purpose of preparing or issuing an audit report or performing other audit, review, or attest services;

•

Overseeing the design, implementation, and performance of the Company’s internal audit function, when applicable;

•

Monitoring the Company’s compliance with legal and regulatory requirements, including compliance with ethical standards adopted by the Company; and

•

Conducting the review and assessment of the Company’s risk management, risk assessment, and major risk exposures with respect to financial, accounting, operational, tax, privacy and cybersecurity and information technology risks.

Rekha Hemrajani (Chair) Robert R. Ruffolo, Jr. Scott Garland

Financial Expertise and Independence

All members of the Audit Committee are “independent” in accordance with the Nasdaq listing standards and SEC rules applicable to boards of directors in general and audit committee members in particular. The Board has determined that Ms. Hemrajani and Mr. Garland each qualify as an “audit committee financial expert” as defined by the applicable SEC rules.

Audit Committee Report

The Report of the Audit Committee is set forth beginning on page 22 of this Proxy Statement.

COMPENSATION COMMITTEE

Primary Responsibilities	Current Committee Members

We have adopted a committee charter that details the primary responsibilities of the Compensation Committee, including:

•

establishing and reviewing the overall compensation philosophy of the Company in light of the Company’s specific business objectives;

•

setting compensation for the Company’s Chief Executive Officer and other executive officers and directors;

•

administering incentive and equity-based compensation plans;

•

overseeing the Company’s compensation-related disclosures required by the SEC

•

overseeing the Company’s policies and strategies relating to human capital management; and

Scott Garland (Chair) William Kane Rekha Hemrajani

Primary Responsibilities	Current Committee Members
• performing the other duties and responsibilities set forth in the Compensation Committee Charter.

Independence

All members of the Compensation Committee are “independent” in accordance with the Nasdaq listing standards and SEC rules applicable to boards of directors in general and compensation committees in particular. In addition, all members of the Compensation Committee qualify as “non-employee directors” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is a current or former officer or employee of the Company. During 2025, none of our executive officers served on the board of directors or compensation committee of any other company that has an executive officer serving on our Board or the Compensation Committee.

Delegation Authority

The Compensation Committee may form and delegate authority to subcommittees for any purpose that the Committee deems appropriate, including (a) a subcommittee consisting of a single member, and (b) a subcommittee consisting of at least two members, each of whom qualify as “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act.

Compensation Committee Processes and Procedures

Typically, the Compensation Committee holds regularly scheduled meetings several times per year. The agenda for each meeting is developed by the Chair of the Compensation Committee, in consultation with management and our outside compensation consultants. The Compensation Committee meets regularly in executive session. Various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to present financial, equity, market comparative or other background information or advice, or to otherwise participate in Compensation Committee meetings.

The Chief Executive Officer and other executive officers (“executive officer” means any “officer” as defined in Rule 16a-1(f) under the Exchange Act) may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation. The charter of the Compensation Committee grants the Compensation Committee full access to all of our books, records, facilities and personnel. In addition, under the charter, the Compensation Committee has the authority to obtain, at our expense, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the Compensation Committee. In particular, the Compensation Committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms.

For the fiscal year ended December 31, 2025, the Compensation Committee retained an independent compensation consultant from Alpine Rewards LLC (“Alpine”), as the Compensation Committee’s advisor reporting directly to the Chair of the Compensation Committee. The Compensation Committee annually assesses the independence of the compensation consultant under SEC and the applicable Nasdaq listing standards, including the factors specified in Nasdaq Listing Rule 5605(d)(3), and, for 2025, concluded that no conflict of interest exists that would prevent Alpine from serving as an independent consultant to the Compensation Committee.

Our Compensation Committee identified Alpine based on Alpine’s consulting experience, key competencies, technical resources, and general reputation in the industry. The Compensation Committee requested that Alpine:

•	evaluate the efficacy of our compensation strategy and practices in supporting and reinforcing our long-term strategic goals;

•

assist in refining our compensation strategy in connection with our transition to a public company, and developing and implementing executive, equity and director compensation programs to execute that strategy;

•

assist the Compensation Committee in formulating strategies for fostering retention and strengthening alignment of compensation with the achievement of specific strategic milestones and stockholder value creation; and

•	ensure our compensation strategy adheres to market best practices.

As part of its engagement of Alpine, the Compensation Committee directed Alpine to develop a comparative group of companies and to perform analyses of competitive performance and compensation levels for that group. Alpine ultimately developed recommendations that were presented to the Compensation Committee for its consideration.

Historically, the Board or the Compensation Committee has made most of the significant adjustments to annual compensation, determined bonus and equity awards, and established new performance objectives at one or more meetings held during the first quarter of the year. However, the Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of our compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year, including for example, in connection with our IPO in 2025. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Compensation Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of her performance is conducted by the Compensation Committee, which determines any adjustments to her compensation as well as awards to be granted with input from directors.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

Primary Responsibilities	Current Committee Members

We have adopted a committee charter that details the primary responsibilities of the Nominating and Corporate Governance Committee, including:

•

identifying individuals qualified to become members of the Board (consistent with criteria approved by the Board), reviewing the qualifications of, and considering stockholders’ recommendations for, director candidates, and recommending to the Board qualified director nominees for appointment, election, or reelection to the Board at each annual stockholders’ meeting and as necessary to fill vacancies and newly created directorships;

•

developing and recommending to the Board for adoption the corporate governance guidelines applicable to the Company, periodically reviewing such guidelines, recommending changes to the same from time to time, as appropriate, and overseeing and monitoring compliance with such guidelines;

•

overseeing evaluations of the Board, its committees, and Board members;

Rebecca Luse (Chair) Ran Nussbaum Zachary Prensky Robert A. Lenz, M.D., Ph.D.

Primary Responsibilities	Current Committee Members

•

identifying directors qualified to serve on the various committees of the Board and recommending to the Board qualified nominees for membership on each such committee;

•

overseeing succession planning for the Board and key leadership roles on the Board and its committees; and

•

otherwise taking a leadership role in shaping the corporate governance of the company.

Independence

Ms. Luse, Mr. Nussbaum, and Dr, Lenz are “independent” in accordance with Nasdaq listing standards. Mr. Prensky, by virtue of his former position as Chief Executive Officer, is not independent under applicable rules and regulations of the SEC and the Nasdaq listing rules. We are relying on the phase-in exemption provided under Rule 10A-3 of the Exchange Act and the Nasdaq listing rules with respect to the composition of our nominating and corporate governance committee. Mr. Prensky will not be standing for re-election at our Annual Meeting and will retire from the Nominating and Corporate Governance Committee at the expiration of his current term as a director, as of the date of our Annual Meeting.

Committee Charters and Corporate Governance Guidelines

Complete copies of our Corporate Governance Guidelines and committee charters are posted in the “Corporate Governance” section of our website located at https://ir.lbpharma.us/investors.

Executive Sessions

Executive sessions, which are meetings at which only non-employee directors are present, are regularly scheduled throughout the year, typically at the time of each regular Board meeting and as frequently as such independent directors deem appropriate. The Chair of the Board presides at the executive sessions.

Board’s Oversight of Strategy

Our Board is deeply engaged and involved in overseeing our long-range strategy, including evaluating key market opportunities and competitive developments. Our Board’s oversight of risk is another integral component of the Board’s oversight and engagement on strategic matters. Strategy-related matters are regularly discussed at board meetings and, when relevant, at Committee meetings. Matters of strategy also inform committee-level discussions of many issues, including enterprise risk. Engagement of the Board on these issues and other matters of strategic importance continues in between meetings, including through updates to the Board on significant items and discussions between the Chief Executive Officer and our Chair on a periodic basis. Each director is expected to and does bring to bear their own talents, insights, and experiences to these strategy discussions.

Communications with the Board

Our Board welcomes input and suggestions from all interested parties, including stockholders. Anyone may communicate with a member or members of our Board, including the Chair of the Board, Chair of the Audit, Compensation, or Nominating and Corporate Governance Committees, or to the non-management or independent directors, by sending a written communication to the attention of our Corporate Secretary, Minako Pazderae, at our principal executive offices, which shall include contact information for such stockholder.

Communications addressed to the Board or to a Board member are distributed to the Board or to any individual director or directors as appropriate. Any such communication is promptly distributed to the director or directors named therein unless such communication is considered, either presumptively or in the reasonable judgment of our Corporate Secretary, to be improper for submission to the intended recipient or recipients. Examples of communications that would presumptively be deemed improper for submission include, without limitation, solicitations, communications that raise grievances that are personal to the sender, communications that relate to the pricing of the Company’s products or services, communications that do not relate directly or indirectly to the Company and communications that are frivolous in nature.

Code of Business Conduct and Ethics
We have adopted a Code of Business Conduct and Ethics, which is applicable to all of our employees, officers, and as applicable, directors. The Code of Business Conduct and Ethics provides a framework for sound ethical business decisions and sets forth our expectations on a number of topics, including conflicts of interest, compliance with laws, use of our assets and business ethics. Our Code of Business Conduct and Ethics is posted in the “Corporate Governance” section of our website located at https://ir.lbpharma.us/investors. If we ever were to amend or waive any provision of our Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or any person performing similar functions, we intend to satisfy our disclosure obligations, if any, with respect to any such waiver or amendment by posting such information on our website set forth above or by filing a Current Report on Form
8-K.
In the case of a waiver for an executive officer or a director, the disclosure required under applicable Nasdaq listing standards also will be made available on our website.
Insider Trading Policy
We have adopted an Insider Trading Policy governing the purchase, sale, and/or other dispositions of our securities by directors, officers and employees that is designed to promote compliance with insider trading laws, rules and regulations, as well as procedures designed to further the foregoing purposes. A copy of our insider trading policy is filed as an exhibit to our Annual Report on Form
10-K
for our fiscal year ended December 31, 2025. In addition, it is our intent to comply with applicable laws and regulations relating to insider trading.
Hedging and Pledging Policy
Our Insider Trading Policy prohibits directors, officers and other employees from engaging in derivatives securities or hedging transactions, including prepaid variable forward contracts, equity swaps, collars and exchange funds, or otherwise engage in transactions that hedge or offset, or are designed to hedge or offset any decrease in the market value of our securities and the risks associated with holding our common stock. Our Insider Trading Policy also prohibits trading in publicly-traded options, such as puts and calls, and other derivative securities with respect to our securities (other than stock options and other compensatory equity awards issued by us), as well as holding our common stock in margin accounts. Additionally, our Insider Trading Policy prohibits pledging securities as collateral for a loan without prior approval from our Board and pre-clearance
from our Chief Financial Officer or Senior Vice President, Finance, or one of their respective designees (each, a “Clearing Officer”).
Policies and Practices Related to the Grant of Certain Equity Awards
From time to time, we grant stock options to our employees, including the named executive officers, and to our non-employee
directors. In October 2025, we adopted an equity grant policy (as may be amended from time to time, the “Grant Policy”), pursuant to which new-hire
stock option awards are granted on the 10th day of the month following the month in which a new hire’s employment commences (or the immediately preceding trading day). Also, non-employee
directors receive automatic grants of initial and annual stock option awards at the time of a director’s initial appointment or election to our Board and on the date of each annual meeting of the Company’s stockholders, respectively, in each case, pursuant to our
Non-Employee
Director Compensation Policy, as further described below under the heading
“Non-Employee
Director
Compensation—Non-Employee
Director Compensation Policy.”
New-hire
stock option awards and automatic director stock option awards are made on predetermined grant dates pursuant to our Grant Policy and our
Non-Employee
Director Compensation Policy, respectively,

regardless of whether there is any material nonpublic information (“MNPI”) about us on such dates, and such grant dates are not specifically timed in relation to our disclosure of MNPI. The Compensation Committee otherwise generally considers whether there is any MNPI about the Company when determining the timing of stock option grants and does not seek to time the award of stock options in relation to the Company’s public disclosure of MNPI. We do not time the public release of MNPI for the purpose of affecting the value of executive compensation. We have no information to disclose pursuant to Item 402(x)(2) of Regulation
S-K.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has appointed BDO USA, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2026 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting and recommended that stockholders ratify such selection. BDO USA, P.C. has audited our financial statements since 2016. Representatives of BDO USA, P.C. are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our Bylaws nor other governing documents or law require stockholder ratification of the appointment of BDO USA, P.C. as our independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of BDO USA, P.C. to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of us and our stockholders.

Principal Accountant Fees and Services

The following table represents aggregate fees billed to us for the fiscal years ended December 31, 2025 and 2024 by BDO USA, P.C., our principal accountant.

	Fiscal Year Ended
	2025	2024
	(in thousands)
Audit Fees(1)	$616,325	$879,315
Audit-Related Fees	—	—
Tax Fees(2)	42,000	40,040
All Other Fees	—	—
Total Fees	658,325	919,355

(1)

“Audit Fees” consist of fees in connection with the audit of our annual financial statements, including the audited financial statements as well as other financial statements presented in our Registration Statement on Form S-1 filed with the SEC in connection with our IPO, the audited financial statements presented in our Annual Report on Form 10-K, and services that are normally provided by our independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years. Included in the fiscal year 2025 and 2024 Audit Fees are fees billed in connection with our IPO.

(2)	“Tax Fees” consist of fees in connection with tax studies, tax advisory services and employee retention credit filing.

All fees incurred subsequent to our IPO in September 2025 were pre-approved by our Audit Committee.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm, BDO USA, P.C. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services, and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

The Audit Committee has determined that the rendering of services other than audit services by BDO USA, P.C. is compatible with maintaining the principal accountant’s independence.

Audit Committee Report

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2025 with the management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB concerning independence and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

THE AUDIT COMMITTEE

Rekha Hemrajani (Chair)

Robert R. Ruffolo, Jr.

Scott Garland

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

The Board unanimously recommends a vote “FOR” the ratification of the appointment of BDO USA, P.C.

EXECUTIVE OFFICERS

The following table sets forth certain information with respect to our executive officers as of the date of this Proxy Statement.

Name	Age	Position
Heather Turner	53	President & Chief Executive Officer and Director
Gad Soffer	49	Chief Operating and BusinessOfficer
Anna Eramo, M.D.	51	Chief Medical Officer
Kaya Pai Panandiker	49	Chief Commercial Officer
Marc Panoff	55	Senior Vice President, Finance
Richard Silva	58	Senior Vice President, Technical Operations

Heather Turner. Biographical information for Ms. Turner is included above with the director biographies under the caption “Proposal 1: Election of Directors-Nominees for Election to the Board of Directors.”

Gad Soffer has served as our Chief Business Officer since February 2025 and as our Chief Operating and Business Officer since March 2026. Mr. Soffer has also served as a consultant and director of General Metabolics LLC since 2023. From 2021 to 2023, Mr. Soffer created and managed a family investment vehicle that focused on investing in the biotechnology and pharmaceutical sectors. Prior to that, Mr. Soffer served as Chief Executive Officer of Consonance-HFW Acquisition Corp. from November 2020 to June 2021. Prior to that, Mr. Soffer served as Chief Operating Officer at Rheos Medicines, Inc. from October 2018 to June 2020. Prior to that, he served as Executive Vice President and Chief Strategy Officer at Atara Biotherapeutics, Inc. from October 2016 to September 2018 and served as Chief Operating Officer from March 2013 through October 2016. From August 2008 to March 2013, he held various roles in Business Development and served as Global Project Leader for Abraxane at Celgene Corporation. From June 2000 to June 2001 and from April 2004 to April 2006, Mr. Soffer was a healthcare consultant with Easton Associates LLC. He received an A.B. from Harvard University, an M.S. from Columbia University and an M.B.A. from Harvard Business School.

Anna Eramo, M.D. has served as our Chief Medical Officer since September 2020. Prior to joining us, Dr. Eramo served various roles with increased responsibilities at Lundbeck A/S from 2017 to 2020, where she led U.S. clinical and medical affairs with primary responsibilities extending across its entire U.S. neurology and psychiatric portfolio of products, including brexpiprazole, vortioxetine, and Abilify Maintena. Dr. Eramo holds both an academic degree in Medicine and a specialty degree in Psychiatry and Psychotherapy from the University Medical School of Naples, Italy.

Kaya Pai Panandiker has served as our Chief Commercial Officer since November 2025. Prior to joining us, Ms. Pai Panandiker served as the Chief Commercial Officer of Neumora Therapeutics, Inc. from January 2024 to February 2025. Prior to that, Ms. Pai Panandiker served as Head of Commercial at Cerevel Therapeutics Holdings, Inc. from September 2021 to September 2023 and General Manager, Neuroscience at H. Lundbeck A/S from 2019 to 2021. Ms. Pai Panandiker received a B.A. from the University of Wisconsin-Madison and earned her Master’s degree in Public Policy from the University of Chicago.

Marc Panoff has served as our Senior Vice President, Finance since June 2024 and previously served as our Chief Financial Officer from March 2016 to May 2024. Immediately prior to joining us, Mr. Panoff served as an independent consultant to several companies. From 2013 to 2015, Mr. Panoff served as Chief Financial Officer at Retrophin, Inc. From 2006 to 2012, Mr. Panoff served as Chief Financial Officer, Treasurer and Secretary of Neurologix, Inc. From 2004 to 2006, Mr. Panoff served as Chief Financial Officer of Nephros, Inc., a publicly traded medical device developer. Mr. Panoff has served on the board of directors of Little Bear Pharmaceuticals, Inc. since February 2025. Mr. Panoff received his Bachelor of Science degree in Business Administration from Washington University in St. Louis and his M.B.A. from Arizona State University. He is also a Certified Public Accountant in New York State (inactive).

Richard Silva, Ph.D. has served as our Senior Vice President of Technical Operations since February 2025. Prior to joining us, Dr. Silva was Senior Vice President of Pharmaceutical Sciences at Carmot Therapeutics Inc. (acquired by Roche) from April 2023 to July 2024. Prior to that, Dr. Silva served as Vice President Technical Operations, Development and Manufacturing at Epizyme, Inc. (acquired by Ipsen) from March 2020 to April 2023. Prior to Epizyme, Dr. Silva was Senior Director at Kaleido Biosciences from March 2019 to February 2020, and prior to that he served as Senior Director of Chemical Process Development at ImmunoGen, Inc. from July 2015 to March 2019. Dr. Silva holds a Ph.D. in Synthetic Organic Chemistry from Dartmouth College and a B.S. in Chemistry from the University of Massachusetts.

Each executive officer serves at the discretion of our Board and holds office until the executive officer’s successor is duly elected and qualified or until the executive officer’s earlier resignation or removal.

EXECUTIVE COMPENSATION

Our named executive officers for fiscal year 2025, consisting of our principal executive officer and the next two most highly compensated executive officers, were:

•	Heather Turner, Chief Executive Officer;

•	Gad Soffer, our Chief Operating and Business Officer; and

•	Anna Eramo, our Chief Medical Officer.

Summary Compensation Table

The following table presents all of the compensation awarded to or earned by or paid to our named executive officers for fiscal years 2025 and 2024:

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Option Awards ($)(2)	All Other Compensation ($)		Total ($)
Heather Turner	2025	568,750	321,406	10,865,221	129,608	(3)	11,884,985
Chief Executive Officer	2024	68,750	—	4,709,607	14,333		4,792,690
Gad Soffer(4)	2025
Chief Operating and Business Officer		402,292	194,150	3,200,445	11,750	(5)	3,808,637
Anna Eramo	2025	414,063	182,188	1,760,006	20,682	(6)	2,376,939
Chief Medical Officer	2024	375,000	262,500	239,750	13,800		891,050

(1)	Amounts reported in this column represent 2025 discretionary annual bonuses.
(2)

Amounts reported in this column represent (1) the aggregate grant date fair value of the stock options granted to our named executive officers during 2025 under our 2023 Stock Incentive Plan (the “2023 Plan”) and 2025 Equity Incentive Plan (the “2025 Plan”), and (2) the incremental fair value received by our named executive officers in 2025 with respect to the option repricing that took place in September 2025 as further described below under “—September 2025 Option Repricing.” Amounts are calculated and determined in accordance with FASB ASC Topic 718. Assumptions used in the calculations of these amounts are included in Note 10 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025. The amounts do not reflect the actual economic value that may be realized by our named executive officers.

(3)	Represents $120,000 paid in 2025 by the Company in housing stipend and $9,608 paid in 2025 by the Company for health insurance premiums.
(4)	Mr. Soffer commenced employment with us in February 2025.
(5)	Represents $11,750 paid in 2025 by the Company in 401(k) matching contributions.
(6)	Represents $13,939 paid in 2025 by the Company in 401(k) matching contributions and $6,743 paid in 2025 by the Company for health insurance premiums.

Narrative Disclosure to Summary Compensation Table

Base Salaries

Each of our current Named Executive Officer’s annual base salary is a fixed component of annual compensation for performing specific duties and functions and is established by our Board taking into account each individual’s role, responsibilities, skills, and expertise. Base salaries are reviewed annually, typically in connection with our annual performance review process, approved by our Board, and adjusted from time to time to realign salaries with market levels and internal benchmarking, after taking into account individual responsibilities, performance and experience. The 2025 annual base salaries for our named executive officers were as follows: (1) $625,000 for Ms. Turner, (2) $490,000 for Mr. Soffer and (3) $475,000 for Dr. Eramo. Please see the “Salary” column in the Summary Compensation Table above for the actual base salary amount received by each current named executive officer for fiscal year 2025 and fiscal year 2024.

Bonus

In addition to base salaries, each of our named executive officers is eligible to receive a discretionary annual bonus of a percentage of the executive’s gross base salary based on individual performance, Company performance or as otherwise determined appropriate by our Board. For the year ended December 31, 2025, cash bonus targets, as a percentage of annual base salary, were 55% for Ms. Turner, 40% for Mr. Soffer and 40% for Dr. Eramo. The amount of any annual discretionary annual bonus is determined at the end of the year for which the bonus relates. The amounts paid to the named executive officers for the 2025 discretionary annual bonus were as follows: (1) $321,406 for Ms. Turner, (2) $194,150 for Mr. Soffer and (3) $182,188 for Dr. Eramo.

Equity-Based Incentive Awards

Our equity-based incentive awards are designed to align our named executive officers’ interests with those of our stockholders and to retain and incentivize our named executive officers over the long-term. Our Compensation Committee is responsible for approving equity grants. Vesting of equity awards is generally tied to continuous service with us and serves as an additional retention measure. Additional grants may occur periodically in order to specifically incentivize our named executive officers with respect to achieving certain corporate goals or to reward our named executive officers for exceptional performance.

We currently maintain the 2025 Plan, which our Board and stockholders approved in connection with our IPO for purposes of granting equity-based incentive awards to our employees, directors and consultants, including our named executive officers. Prior to the effectiveness of our IPO, we granted equity incentive awards under the 2023 Plan, which was terminated in connection with our IPO.

In January 2025, our Board granted Ms. Turner an option to purchase 7,857 shares of our common stock. One fourth (1/4) of the shares subject to this option shall vest upon the first anniversary of November 18, 2025, with the remaining shares vesting in thirty-six (36) equal monthly installments thereafter, subject to Ms. Turner’s continuous service to us through each vesting date.

In February 2025, our Board granted Mr. Soffer an option to purchase 26,893 shares of our common stock. One fourth (1/4) of the shares subject to this option shall vest upon the first anniversary of the grant date, with the remaining shares vesting in thirty-six (36) equal monthly installments thereafter, subject to Mr. Soffer’s continuous service to us through each vesting date.

In September 2025, prior to our IPO, our Board granted Ms. Turner, Mr. Soffer and Dr. Eramo an option to purchase 971,828, 229,860 and 155,812 shares of our common stock, respectively. Each of these stock options has an exercise price of $15.00 per share. The terms of these awards are described under “—Outstanding Equity Awards at Fiscal Year End” below.

September 2025 Option Repricing

In September 2025, we amended certain outstanding options, including options held by Ms. Turner, Mr. Soffer and Dr. Eramo, which were “underwater”, meaning the exercise price per share of these options was greater than the then-current fair market value of our common stock. The amendment reduced the exercise price per share of such options to $15.00, the initial price per share at which the common stock was first sold to the public in connection with the IPO. We believe that repricing these options was in our best interest, in order to motivate the optionholder to continue to provide services to our company and work towards our success.

Outstanding Equity Awards as of December 31, 2025

The following table sets forth certain information about outstanding equity awards granted to our named executive officers that remain outstanding as of December 31, 2025:

		Option Awards(1)						Stock Awards(1)
Name	Grant Date	Vesting Commencement Date	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable		Option exercise price per share ($)(2)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares of units of stock that have not vested ($)(2)
Heather Turner	11/18/2024	11/18/2024	47,586	128,120	(2)	$15.00	11/18/2034	—	—
	1/14/2025	11/18/2024	2,127	5,730	(2)	$15.00	1/13/2025	—	—
	9/10/2025	9/10/2025	—	971,828	(2)	$15.00	9/9/2035	—	—
Gad Soffer	2/11/2025	2/5/2025	—	26,893	(2)	$15.00	2/10/2035	—	—
	9/10/2025	9/10/2025	—	229,860	(2)	$15.00	9/9/2035	—	—
Anna Eramo	8/25/2023	8/29/2023	15,687	11,206	(2)	$15.00	8/24/2033	—	—
	6/27/2024	6/27/2024	2,352	3,923	(2)	$15.00	6/26/2034	—	—
	9/10/2025	9/10/2025	—	155,812	(2)	$15.00	9/9/2035	—	—

(1)	The equity awards listed in the table below were granted under the 2025 Plan and the 2023 Plan.
(2)

25% of the shares subject to the option vest upon the first anniversary of the grant date, and the remainder vests and becomes exercisable in thirty-six (36) substantially equal monthly installments thereafter, subject to the named executive officer’s continuous service to us through each vesting date. See “-Employment Arrangements with Named Executive Officers” for a description of vesting acceleration applicable to stock awards held by our named executive officers.

Employment Arrangements with Our Named Executive Officers

We have entered into employment agreements with each of our named executive officers setting forth the terms and conditions of such executive’s employment with us. The employment agreements generally provide for at-will employment and set forth the executive officer’s initial base salary. Each of our named executive officers has executed our standard confidential information, inventions assignment agreement.

Heather Turner

In November 2024, we entered into an executive employment agreement with Heather Turner, our Chief Executive Officer and a member of our Board, who commenced employment on November 18, 2024, or the Turner Employment Agreement. The Turner Employment Agreement provides for an annual base salary of $550,000 per year. Pursuant to the Turner Employment Agreement, Ms. Turner is eligible to receive an annual performance cash bonus with a target bonus opportunity equal to 50% of her base salary, as adjusted from time to time, based on the achievement of corporate and individual objectives and milestones established by our Board. In September 2025, our Board approved an increase in Ms. Turner’s annual base salary to $625,000, effective as of October 1, 2025, and an increase in her cash bonus target from 50% of her annual base salary to 55% of her annual base salary. Ms. Turner is also entitled to certain severance benefits, the terms of which are described below under “—Potential Payments Upon Termination or Change in Control.”

Gad Soffer

In February 2025, we entered into an executive employment agreement with Gad Soffer, our Chief Operating and Business Officer, who commenced employment on February 10, 2025, or the Soffer Employment Agreement. The Soffer Employment Agreement provides for an initial annual base salary of $425,000 per year. Pursuant to the Soffer Employment Agreement, Mr. Soffer is eligible to receive an annual performance cash bonus with a target bonus opportunity equal to 40% of his base salary, as adjusted from time to time, based on the achievement of corporate and individual objectives and milestones established by our Board. In September 2025, our Board approved an increase in Mr. Soffer’s annual base salary to $490,000, effective as of October 1, 2025. Mr. Soffer is also entitled to certain severance benefits, the terms of which are described below under “—Potential Payments Upon Termination or Change in Control.”

Anna Eramo

In August 2023, we entered into an executive employment agreement with Anna Eramo, M.D., our Chief Medical Officer, which provided for an initial annual base salary of $375,000 per year, before Dr. Eramo’s base salary was increased to $393,750 for 2025. In September 2025, we entered into an amended and restated executive employment agreement with Dr. Eramo, or the Eramo Employment Agreement, pursuant to which Dr. Eramo’s base salary was increased to $475,000, effective as of October 1, 2025. Pursuant to the Eramo Employment Agreement, Dr. Eramo is eligible to receive an annual performance cash bonus with a target bonus opportunity equal to 40% of her base salary, as adjusted from time to time, based on the achievement of corporate and individual objectives and milestones established by our Board. Dr. Eramo is also entitled to certain severance benefits, the terms of which are described below under “—Potential Payments Upon Termination or Change in Control.”

Potential Payments Upon Termination or Change in Control

Regardless of the manner in which a named executive officer’s service terminates, each of our named executive officers is entitled to receive amounts earned during his or her term of service, including unpaid salary and unused vacation. In the event of certain termination scenarios, each named executive officer will be entitled to receive the additional benefits summarized below pursuant to his or her employment agreement, subject to the timely execution and non-revocation of a separation agreement and general release of claims (among other preconditions).

Heather Turner

If we terminate Ms. Turner’s employment without cause or she resigns for good reason (each of “cause” and “good reason” as defined in the Turner Employment Agreement) during a time period other than the three (3) months prior to or twelve (12) months following a change in control (as defined in the Turner Employment Agreement), Ms. Turner will be entitled to receive the following benefits pursuant to the Turner Employment Agreement: (i) a severance payment equal to twelve (12) months of her then-current annual base salary, and (ii) if Ms. Turner is eligible for and elects group health plan continuation coverage under COBRA, we will reimburse Ms. Turner for the monthly COBRA premium paid by her for herself and her spouse/dependents until the earliest of (A) twelve (12) months following the termination date; (B) the expiration of Ms. Turner’s eligibility for the continuation coverage under COBRA; or (C) the date when Ms. Turner becomes eligible for substantially equivalent health insurance coverage in connection with new employment.

If, in the alternative, we terminate Ms. Turner’s employment without cause or she resigns for good reason during the three (3) months prior to or twelve (12) months following a change in control, Ms. Turner will be entitled to receive the following benefits in lieu of the regular severance benefits described above: (i) a lump sum cash payment equal to eighteen (18) months of her then-current base salary, (ii) one-and-a-half (1.5) times the annual bonus for the year in which the termination occurs, (iii) accelerated vesting of any unvested equity that

Ms. Turner holds, and (iv) if Ms. Turner is eligible for and elects group health plan continuation coverage under COBRA, we will reimburse Ms. Turner for the monthly COBRA premium paid by her for herself and her spouse/dependents until the earliest of (A) eighteen (18) months following the termination date; (B) the expiration of Ms. Turner’s eligibility for the continuation coverage under COBRA; or (C) the date when Ms. Turner becomes eligible for substantially equivalent health insurance coverage in connection with new employment.

Upon termination of Ms. Turner’s employment by reason of death or disability (as defined in the Turner Employment Agreement), Ms. Turner (or her estate) will be entitled to receive the following benefits pursuant to the Turner Employment Agreement: (i) a pro rata portion of the annual bonus for the fiscal year in which the termination occurs, to the extent earned based on actual performance, and (ii) if Ms. Turner is eligible for and elects group health plan continuation coverage under COBRA, we will reimburse Ms. Turner for the monthly COBRA premium paid by her (or in the event of her death, her surviving spouse and/or dependents) for herself and her spouse/dependents, until the earliest of: (A) the last day of the month that is twenty-six (26) weeks after the date of such termination; (B) in the event of her disability, the date she becomes eligible to receive healthcare coverage from a subsequent employer, or (C) the date she is no longer eligible to receive COBRA continuation coverage.

Gad Soffer

If we terminate Mr. Soffer’s employment without cause or he resigns for good reason (each of “cause” and “good reason” as defined in the Soffer Employment Agreement) during a time other than the three (3) months prior to or twelve (12) months following a change in control (as defined in the Soffer Employment Agreement), Mr. Soffer will be entitled to receive the following benefits pursuant to the Soffer Employment Agreement: (i) a severance payment equal to nine (9) months of his then-current annual base salary, and (ii) if Mr. Soffer is eligible for and elects group health plan continuation coverage under COBRA, we will reimburse Mr. Soffer for the monthly COBRA premium paid by him for himself and his spouse/dependents until the earliest of (A) nine (9) months following the termination date; (B) the expiration of Mr. Soffer’s eligibility for the continuation coverage under COBRA; or (C) the date when Mr. Soffer becomes eligible for substantially equivalent health insurance coverage in connection with new employment.

If, in the alternative, we terminate Mr. Soffer’s employment without cause or he resigns for good reason during the three (3) months prior to or twelve (12) months following a change in control, Mr. Soffer will be entitled to receive the following benefits in lieu of the regular severance benefits described above: (i) a lump sum cash payment equal to one (1) year of his then-current base salary, (ii) one-and-a-half (1.5) times the annual bonus for the year in which the termination occurs, (iii) accelerated vesting of any unvested equity that Mr. Soffer holds, and (iv) if Mr. Soffer is eligible for and elects group health plan continuation coverage under COBRA, we will reimburse Mr. Soffer for the monthly COBRA premium paid by him for himself and his spouse/dependents until the earliest of (A) twelve (12) months following the termination date; (B) the expiration of Mr. Soffer’s eligibility for the continuation coverage under COBRA; or (C) the date when Mr. Soffer becomes eligible for substantially equivalent health insurance coverage in connection with new employment.

Upon termination of Mr. Soffer’s employment by reason of death or disability (as defined in the Soffer Employment Agreement), Mr. Soffer (or his estate) will be entitled to receive the following benefits pursuant to the Soffer Employment Agreement: (i) a pro rata portion of the annual bonus for the fiscal year in which the termination occurs, to the extent earned based on actual performance, and (ii) if Mr. Soffer is eligible for and elects group health plan continuation coverage under COBRA, we will reimburse Mr. Soffer for the monthly COBRA premium paid by him (or in the event of his death, his surviving spouse and/or dependents) for himself and his spouse/dependents, until the earliest of: (A) the last day of the month that is twenty-six (26) weeks after the date of such termination; (B) in the event of his disability, the date he becomes eligible to receive healthcare coverage from a subsequent employer, or (C) the date he is no longer eligible to receive COBRA continuation coverage.

Anna Eramo, M.D.

If we terminate Dr. Eramo’s employment without cause or she resigns for good reason (each of “cause” and “good reason” as defined in the Eramo Employment Agreement) during a time other than the three (3) months prior to or twelve (12) months following a change in control (as defined in the Eramo Employment Agreement), Dr. Eramo will be entitled to receive the following benefits pursuant to the Eramo Employment Agreement: (i) a severance payment equal to eighteen (18) months of her then-current annual base salary, (ii) a pro rata portion of the annual bonus for the fiscal year in which the termination occurs, to the extent Dr. Eramo would have otherwise earned such bonus based on actual performance, (iii) an additional six (6) monthly installments of the option to purchase 26,893 shares of our common stock that Dr. Eramo received in August 2023 will automatically vest, and (iv) if Dr. Eramo is eligible for and elects group health plan continuation coverage under COBRA, we will reimburse Dr. Eramo for the monthly COBRA premium paid by her for herself and her spouse/dependents until the earliest of (A) eighteen (18) months following the termination date; (B) the expiration of Dr. Eramo’s eligibility for the continuation coverage under COBRA; or (C) the date when Dr. Eramo becomes eligible for substantially equivalent health insurance coverage in connection with new employment.

If, in the alternative, we terminate Dr. Eramo’s employment without cause or she resigns for good reason during the three (3) months prior to or twelve (12) months following a change in control, Dr. Eramo will be entitled to receive the following benefits in lieu of the regular severance benefits described above: (i) a lump sum cash payment equal to one (1) year of her then-current base salary, (ii) one-and-a-half (1.5) times the annual bonus for the year in which the termination occurs, (iii) accelerated vesting of any unvested equity that Dr. Eramo holds, and (iv) if Dr. Eramo is eligible for and elects group health plan continuation coverage under COBRA, we will reimburse Dr. Eramo for the monthly COBRA premium paid by her for herself and her spouse/dependents until the earliest of (A) twelve (12) months following the termination date; (B) the expiration of Dr. Eramo’s eligibility for the continuation coverage under COBRA; or (C) the date when Dr. Eramo becomes eligible for substantially equivalent health insurance coverage in connection with new employment.

Upon termination of Dr. Eramo’s employment by reason of death or disability (as defined in the Eramo Employment Agreement), Dr. Eramo (or her estate) will be entitled to receive the following benefits pursuant to the Eramo Employment Agreement: (i) a pro rata portion of the annual bonus for the fiscal year in which the termination occurs, to the extent earned based on actual performance, and (ii) 25% of the option to purchase 26,893 shares of our common stock that Dr. Eramo received in August 2023 will automatically vest, and (iv) if Dr. Eramo is eligible for and elects group health plan continuation coverage under COBRA, we will reimburse Dr. Eramo for the monthly COBRA premium paid by her (or in the event of her death, her surviving spouse and/or dependents) for herself and her spouse/dependents, until the earliest of: (A) the last day of the month that is twenty-six (26) weeks after the date of such termination; (B) in the event of her disability, the date she becomes eligible to receive healthcare coverage from a subsequent employer, or (C) the date she is no longer eligible to receive COBRA continuation coverage.

Health and Welfare Benefits; Perquisites

Each of our named executive officers is eligible to participate in our employee benefit plans, including our medical, dental, vision, life, and long-term disability plans, in each case on the same basis as all of our other employees. We pay at least a portion of the premiums for medical, dental, vision, and life insurance for all of our employees, including our named executive officers. We generally do not provide perquisites or personal benefits to our named executive officers, except in limited circumstances. In addition, we provide the opportunity to participate in a 401(k) plan to our employees, including each of our named executive officers, as discussed in the section below entitled “—401(k) Plan.”

401(k) Plan

Our named executive officers are eligible to participate in a defined contribution retirement plan that provides eligible U.S. employees with an opportunity to save for retirement on a tax-advantaged basis. Eligible employees may defer eligible compensation on a pre-tax or after-tax (Roth) basis, up to the statutorily prescribed annual limits on contributions under the Code. Individual contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions. The 401(k) plan is intended to be qualified under Section 401(a) of the Code with the 401(k) plan’s related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) plan (except for Roth contributions) and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan. We may elect, at our discretion, to make matching employee contributions.

Incentive Compensation Recoupment (“Clawback”) Policy

As a public company, if we are required to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws as a result of misconduct, each current and former Executive Officer (as defined in the Incentive Compensation Recoupment Policy) may be legally required to reimburse our company for any bonus or other incentive-based or equity-based compensation they receive in accordance with the provisions of Section 304 of the Sarbanes-Oxley Act of 2002, as amended. Additionally, we adopted an incentive compensation clawback policy at the time of our IPO that complies with the new SEC rules under the Dodd-Frank Wall Street Reform and Consumer Protection Act and related stock exchange listing rules.

Emerging Growth Company Status

We became a public company in September 2025 and we are an “emerging growth company” under applicable federal securities laws and therefore permitted to take advantage of certain reduced public company reporting requirements. As an emerging growth company, we provide in this Proxy Statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), including certain executive compensation disclosures required of a “smaller reporting company,” as that term is defined in Rule 12b-2 promulgated under the Exchange Act. In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted. We will remain an emerging growth company until the earliest of (i) December 31, 2030, (ii) the last day of the first fiscal year in which our annual gross revenue is $1.235 billion or more, (iii) the date on which we have, during the previous rolling three-year period, issued more than $1.235 billion in non-convertible debt securities, or (iv) the date on which we are deemed to be a “large accelerated filer” as defined in the Exchange Act.

Non-Employee Director Compensation

Director Compensation Table

The following table sets forth information regarding the compensation of our non-employee directors earned for service on our Board during the year ended December 31, 2025.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)(2)	All Other Compensation ($)	Total ($)
Scott Garland	66,278	320,701	—	386,979
Rajul Jain(3)	—	—		—
Rebecca Luse	15,240	232,796	—	248,036
Ran Nussbaum	13,716	232,796	—	246,512
Zachary Prensky	13,716	551,162	—	564,878
Robert R. Ruffolo, Jr., Ph.D., D.Sc., D.Eng., F.C.P.P.	36,096	286,900	42,000	364,996
Chen Yu(3)	—	—		—
Rekha Hemrajani	20,117	232,796	—	252,913
William Kane	14,021	232,796	—	246,817
Robert Lenz(4)	—	—	—	—

(1)

Amounts reported in this column represent (1) the aggregate grant date fair value of the stock option awards, and (2) for Mr. Garland, Mr. Prensky, and Dr. Ruffolo, the incremental fair value with respect to the option repricing that took place in September 2025 as further described below under “—Option Repricing.” Amounts are calculated and determined in accordance with FASB ASC Topic 718. The assumptions used in calculating the grant date fair value of the stock options reported in this column are set forth in Note 10 to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025. The amounts do not reflect dollar amounts actually received by the non-employee director or the economic value that may be received by the non-employee director upon stock option exercise or any sale of the underlying shares of common stock.

(2)	The aggregate number of shares outstanding under all stock awards and options held by our non-employee directors as of December 31, 2025 are set forth in the table below:

Name	Number of Shares Underlying Unvested Restricted Stock Awards	Number of Shares Underlying Options
Scott Garland	—	43,963
Rajul Jain	—	—
Rebecca Luse	—	22,449
Ran Nussbaum	—	22,449
Zachary Prensky	—	100,260
Robert R. Ruffolo, Jr., Ph.D., D.Sc., D.Eng., F.C.P.P.	1,792	35,715
Chen Yu	—	—
Rekha Hemrajani	—	22,449
William Kane	—	22,449
Robert Lenz	—	—

(3)	Dr. Jain and Dr. Yu resigned from our Board in September 2025 in connection with our IPO.
(4)	Dr. Lenz joined our Board and each committee on which he serves in March 2026.

Ms. Turner, our current Chief Executive Officer, who is also a director, did not receive any additional compensation for her service as a director in 2025. Ms. Turner’s compensation as a named executive officer in 2025 is set forth above under “Executive Compensation—Summary Compensation Table.”

Non-Employee Director Compensation Policy

In August 2025, our Board approved a non-employee director compensation policy. Under the non-employee director policy, our directors who are not also serving as employees of, or consultants to, us are eligible to receive the compensation summarized below for service on our Board and committees of our Board:

Cash Compensation. Under this policy, we pay each of our non-employee directors cash retainers for service on our Board and committees of our Board as follows:

Annual Cash Retainer ($)
Annual retainer	40,000
Additional retainer for non-executive chair	30,000
Additional retainer for audit committee chair	20,000
Additional retainer for audit committee non-chair member	10,000
Additional retainer for compensation committee chair	12,000
Additional retainer for compensation committee non-chair member	6,000
Additional retainer for nominating and corporate governance committee chair	10,000
Additional retainer for nominating and corporate governance committee non-chair member	5,000

We also reimburse each non-employee director for ordinary, necessary and reasonable out-of-pocket travel expenses actually incurred by such director in connection with in-person attendance at and participation in meetings of our Board and committees of our Board.

Equity Compensation. In addition to cash compensation, each non-employee director is eligible to receive options under our 2025 Plan. All options granted under the policy are nonstatutory stock options, with an exercise price per share equal to 100% of the fair market value of the underlying common stock on the date of grant, and a term of ten years from the date of grant, subject to earlier termination in connection with a termination of service. Vesting schedules for equity awards are subject to the non-employee director’s continuous service with us on each applicable vesting date, provided that each option will vest in full upon a change in control (as defined in the 2025 Plan).

Initial Award. Each new non-employee director elected or appointed to our Board is automatically granted an initial, one-time stock option award for 20,000 shares. The initial option grant will vest in substantially equal annual installments over a three-year period such that the option is fully vested on the third anniversary of the grant date.

Annual Awards. On the date of each annual meeting of stockholders of our company, each non-employee director that continues to serve on our Board will automatically be granted a stock option award for 10,000 shares. The annual option grant shall be prorated for non-employee directors who have served on our Board for less than one year as of such annual meeting. The annual option grant shall vest on the one-year anniversary of the date of grant, provided that the annual grant will in any case be fully vested on the date of the our next annual stockholder meeting (or the date immediately prior to our next annual stockholder meeting if the non-employee director’s service as a director ends at such meeting due to the non-employee director’s failure to be re-elected or the non-employee director not standing for re-election).

Non-Employee Director Compensation Limit. The cash and equity compensation that each non-employee director is eligible to receive under the policy will be subject to the director compensation limits set forth in the 2025 Plan.

Option Repricing

In September 2025, our Board approved the repricing of stock options previously granted to current executive officers, employees and directors with per-share exercise prices above the price per share to the public in our IPO, including options held by Mr. Garland, Mr. Prensky and Dr. Ruffolo, Jr., which were “underwater”, meaning that the exercise price per share of these options was greater than the current fair market value of our common stock. This option pricing became effective on the date of the pricing of our IPO and reduced the exercise price per share of such options to $15.00, the initial price per share to the public and the fair market value of our common stock on the date of the option repricing.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table sets forth the aggregate information of our equity compensation plans in effect as of December 31, 2025.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted- average exercise price of outstanding options, warrants and rights ($)(2)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)		(c)
Equity compensation plans approved by stockholders	2,302,640	(1)	15.34	(2)	806,412	(3)
Equity compensation plans not approved by stockholders	—		—		—
Total	2,302,640		15.34		605,412

(1)

Consists of 2,150 shares under the 2017 Stock Incentive Plan (the “2017 Plan”), 20,234 shares under the 2018 Stock Incentive Plan (the “2018 Plan”) and 397,385 shares under the 2023 Plan (together with the 2017 Plan and 2018 Plan, the “Prior Plans”). Consists of 1,882,871 stock options granted pursuant to our 2025 Plan.

(2)	The calculation of weighted average exercise price includes only outstanding stock options and excludes restricted stock awards which have no exercise price.
(3)

Consists of 605,412 shares available under our 2025 Plan as of December 31, 2025 and 201,000 shares available under our 2025 Employee Stock Purchase Plan as of December 31, 2025. Our 2025 Plan is a successor to and continuation of our 2023 Plan. Our 2023 Plan terminated on the date the 2025 Plan became effective, and thereafter no further stock awards will be granted under the Prior Plans.

The maximum number of shares of our common stock that may be issued under our 2025 Plan was initially 2,907,335. The number of shares of our common stock reserved for issuance under our 2025 Plan automatically increases on January 1 of each year, continuing through and including January 1, 2035, by 5% of the total number of shares of our common stock outstanding on December 31 of the preceding calendar year, or a lesser number of shares determined by our Board. Pursuant to this provision, we added 1,400,197 shares of common stock that are available for issuance under the 2025 Plan on January 1, 2026, which is not reflected in the table above.

The maximum number of shares of our common stock that may be issued under our 2025 Employee Stock Purchase Plan (2025 ESPP) was initially 201,000. The number of shares of our common stock reserved for issuance under our 2025 ESPP automatically increases on January 1 of each year, continuing through and including January 1, 2035, by 1% of the total number of shares of our common stock outstanding on December 31 of the preceding calendar year, or a lesser number of shares determined by our Board. Pursuant to this provision, we added 280,039 shares of common stock that are available for issuance under the 2025 ESPP. No shares have been issued under the 2025 ESPP.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our shares as of March 31, 2026 by:

•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;

•	each named executive officer;

•	each of our directors; and

•	all of our current directors and executive officers as a group.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of common stock issuable pursuant to the exercise of stock options or warrants that are either immediately exercisable or exercisable on or before May 30, 2026, which is 60 days after March 31, 2026. These shares are deemed to be outstanding and beneficially owned by the person holding those options or warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, we believe based on information provided to us, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

The percentage ownership information shown in the table below is based on 28,674,827 shares of common stock outstanding as of March 31, 2026.

Unless otherwise indicated, the address for each beneficial owner listed in the table below is c/o LB Pharmaceuticals Inc, One Pennsylvania Plaza, Suite 1025, New York, NY 10119.

	Beneficial Ownership
Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% or Greater Stockholders:
Entities affiliated with Deep Track Capital, LP(1)	3,352,804	11.7%
RA Capital Healthcare Fund, L.P.(2)	2,208,604	7.7%
Commodore Capital Master LP(3)	1,972,369	6.8%
TCG Crossover Fund II, L.P.(4)	1,839,489	6.4%
Trails Edge Biotechnology Master Fund, LP(5)	1,728,022	6.0%
JPMorgan Chase & Co.(6)	1,611,482	5.6%
Named Executive Officers and Directors:
Heather Turner(7)	68,835	*
Gad Soffer(8)	8,403	*
Anna Eramo, M.D.(9)	25,079	*
Scott Garland(10)	11,503	*
Rebecca Luse(11)	—	*
Ran Nussbaum(12)	1,411,681	4.9%
Zachary Prensky(13)	105,467
Robert R. Ruffolo, Jr., Ph.D., D.Sc. (h), D.Eng. (h), F.C.P.P(14)	10,700	*

Beneficial Ownership
Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Rekha Hemrajani(15)	—		*
William Kane(16)	—		*
Robert A. Lenz, M.D., Ph.D.(17)	—		*
All current directors and executive officers as a group (14 persons)(18)	1,674,101	5.8%

*	Represents beneficial ownership of less than 1%.
(1)

Consists of (i) 2,686,138 shares of common stock held by Deep Track Biotechnology Master Fund, Ltd., or Master Fund and (ii) 666,666 shares of common stock held by Deep Track Special Opportunities Fund, LP, or Special Opportunities Fund. In addition to the foregoing, as of March 31, 2026, Master Fund and Special Opportunities Fund held pre-funded warrants to purchase up to 378,444 and 93,925 shares of our common stock, respectively, which are excluded from the amount reported above as beneficially owned because they are subject to limitations on exercisability if such exercise would result in beneficial ownership of more than 9.99% of our outstanding shares of common stock. David Kroin is the managing member of Deep Track Capital GP, LLC, or the General Partner. The General Partner is the general partner of Deep Track Capital, LP., or the Investment Manager. The Investment Manager is the Investment Manager for Deep Track Biotechnology Master Fund, Ltd. and for Deep Track Special Opportunities Fund, LP. The address of the fund is c/o Deep Track Capital L.P., 200 Greenwich Ave, 3rd Floor, Greenwich CT, 06830.

(2)

Based upon a Schedule 13G/A filed with the SEC on February 17, 2026. RA Capital Healthcare Fund GP, LLC, or RA Healthcare, is the general partner of RA Capital Healthcare Fund, L.P. The general partner of RA Capital Management, L.P., or RA Capital, is RA Capital Management GP, LLC, of which Dr. Peter Kolchinsky and Mr. Rajeev Shah are the controlling persons. RA Capital serves as investment adviser for RA Healthcare and may be deemed a beneficial owner, for purposes of Section 13(d) of the Exchange Act, of any of our securities held by RA Healthcare. RA Healthcare has delegated to RA Capital the sole power to vote and the sole power to dispose of all securities held in RA Healthcare’s portfolio, including the shares of our common stock. Because RA Healthcare has divested itself of voting and investment power over the reported securities it holds and may not revoke that delegation on less than 61 days’ notice, RA Healthcare disclaims beneficial ownership of the securities it holds for purposes of Section 13(d) of the Exchange Act and therefore disclaim any obligation to report ownership of the reported securities under Section 13(d) of the Exchange Act. As managers of RA Capital, Dr. Kolchinsky and Mr. Shah may be deemed beneficial owners for purposes of Section 13(d) of the Exchange Act. RA Capital, Dr. Kolchinsky, and Mr. Shah disclaim beneficial ownership of the securities other than for the purpose of determining their obligations under Section 13(d) of the Exchange Act. The address of the entities listed above is 200 Berkeley Street, 18th Floor, Boston, Massachusetts 02116. For information regarding RA Capital Management, L.P. and its affiliates.

(3)

Consists of (i) 1,500,000 shares of common stock and (ii) 472,369 shares of common stock issuable upon exercise of Pre-Funded Warrants. Commodore Capital LP is the investment manager to Commodore Capital Master LP and may be deemed to beneficially own the securities held by Commodore Capital Master LP. Michael Kramarz and Robert Egen Atkinson are the managing partners of Commodore Capital LP and exercise investment discretion with respect to these securities. Commodore Capital LP and Commodore Capital Master LP have shared voting and dispositive power with respect to these securities. The address of Commodore Capital LP and Commodore Capital Master LP is 444 Madison Avenue, 35th Floor, New York, NY 10022. The shares of common stock issuable upon exercise of Pre-Funded Warrant held by Commodore Capital Master LP are subject to a beneficial ownership limitation of 9.99%.

(4)

TCG Crossover GP II, LLC is the general partner of TCG Crossover Fund II, L.P. and may be deemed to have voting, investment, and dispositive power with respect to these securities. Chen Yu is the sole managing member of TCG Crossover GP II, LLC and may be deemed to share voting, investment and dispositive power with respect to these securities. Dr. Yu disclaims beneficial ownership over the shares held by TCG Crossover Fund II, L.P., except to the extent of his pecuniary interest therein. The business address for TCG Crossover GP II LLC, TCG Crossover Fund II, L.P. and Dr. Yu is 245 Lytton Ave., Suite 350, Palo Alto, CA 94301.
(5)

Trails Edge Capital Partners, LP, or Trails Edge, is the investment manager to Trails Edge Fund. Ortav Yehudai is the Chief Investment Officer of Trails Edge and disclaims beneficial ownership of any of the shares of common stock held by Trails Edge Fund except to the extent of his pecuniary interest therein. The address of the foregoing entities is 3445 Peachtree Road NE, Suite 900, Atlanta, GA 30326.

(6)

Based upon a Schedule 13G filed with the SEC on January 21, 2026 by JPMorgan Chase & Co. or JPMorgan Chase. For these purposes, JPMorgan Chase has sole voting power with respect to 1,471,295 shares and sole dispositive power with respect to 1,611,482 shares. The address of the foregoing entity is 270 Park Avenue, New York, NY 10017.

(7)	Consists of shares of common stock issuable upon the exercise of options held by Ms. Turner that are exercisable within 60 days of March 31, 2026.
(8)	Consists of shares of common stock issuable upon the exercise of options held by Mr. Soffer that are exercisable within 60 days of March 31, 2026.
(9)	Consists of (i) 3,585 shares of common stock and (ii) 21,494 shares of common stock issuable upon the exercise of options held by Dr. Eramo that are exercisable within 60 days of March 31, 2026.
(10)	Consists of shares of common stock issuable upon the exercise of options held by Mr. Garland that are exercisable within 60 days of March 31, 2026.
(11)	Consists of shares of common stock issuable upon the exercise of options held by Ms. Luse that are exercisable within 60 days of March 31, 2026.
(12)

Consists of (i) 898,201 shares of common stock held by Pontifax (Israel) VI Limited Partnership, or Pontifax Israel, and (ii) 513,480 shares of common stock held by Pontifax (Cayman) VI Limited Partnership, or Pontifax Cayman. Pontifax Israel and Pontifax Cayman are collectively referred to as the Pontifax Entities. Pontifax VI G.P. L.P., or Pontifax VI G.P., is the general partner of each of the Pontifax Entities and Pontifax Management IV G.P. (2015) Ltd., or Pontifax Management, is the general partner of Pontifax VI G.P. Messrs. Tomer Kariv and Ran Nussbaum, are the Managing Partners of Pontifax Management and, as a result, may be deemed to share voting and investment power with respect to the shares held by each of the Pontifax Entities. The address of each of the Pontifax Entities is c/o The Pontifax Group, 14 Shenkar Street, Herzelia, Israel.

(13)

Consists of (i) 61,274 shares of common stock beneficially held by Mr. Prensky, and (ii) 44,193 shares of common stock issuable upon the exercise of options held by Mr. Prensky that are exercisable within 60 days of March 31, 2026.

(14)	Consists of (i) 2,365 shares of common stock and (ii) 8,335 shares of common stock issuable upon the exercise of options held by Dr. Ruffolo that are exercisable within 60 days of March 31, 2026.
(15)	Consists of shares of common stock issuable upon the exercise of options held by Ms. Hemrajani that are exercisable within 60 days of March 31, 2026.
(16)	Consists of shares of common stock issuable upon the exercise of options held by Mr. Kane that are exercisable within 60 days of March 31, 2026.
(17)	Consists of shares of common stock issuable upon the exercise of options held by Dr. Lenz that are exercisable within 60 days of March 31, 2026.
(18)

Consists of (i) 1,489,147 shares of common stock beneficially owned by our current executive officers and directors, and (ii) 184,954 shares of common stock issuable upon common stock issuable upon the exercise of options held by our current executive officers and directors within 60 days of March 31, 2026.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Other than compensation arrangements for our directors and executive officers, which are described in the sections titled “Non-Employee Director Compensation” and “Executive Compensation”, below we describe transactions since January 1, 2024, to which we were a party or will be a party, in which:

•	the amount involved in the transaction exceeded or will exceed the lesser of (i) $120,000 and (ii) 1% of the average of our total assets as of the end of the last two completed fiscal years; and

•

any of our then directors, executive officers, or holders of more than 5% of our capital stock, or any member of the immediate family of, or person sharing the household with, any of these individuals or entities, which we collectively refer to as our related parties, had or will have a direct or indirect material interest.

Initial Public Offering

In September 2025, we closed the IPO, pursuant to which we issued and sold 21,850,000 shares of our common stock, including full exercise of the underwriters’ option to purchase 2,850,000 additional shares, at a public offering price of $15.00 per share. The following table sets forth the aggregate cash purchase price paid by our directors, executive officers, and 5% stockholders and their affiliates and the number of shares of our common stock issued in consideration of such amounts. Such purchases were made through the underwriters at the IPO price of $15.00 per share.

	Shares of Common Stock (#)	Total Purchase Price ($)
Entities affiliated with Deep Track Capital, LP(1)	2,666,666	39,999,990
Entities affiliated with Pontifax(2)	1,000,000	15,000,000
Entities affiliated with Vida Ventures(3)	333,333	4,999,995
TCG Crossover Fund II, L.P.(4)	1,333,333	19,999,995

(1)	Rebecca Luse, a member of our Board, is a Principal of Deep Track Capital.
(2)	Rajul Jain, M.D. is a Managing Director of Vida Ventures and resigned as a member of our Board in connection with our IPO.
(3)	Ran Nussbaum, a member of our Board, is a Managing Partner and the Co-Founder of Pontifax.
(4)	Chen Yu, M.D. is a Founder and Managing Partner of TCG Crossover Fund and resigned as a member of our Board in connection with our IPO.

2026 Private Placement

On February 4, 2026, we entered into a securities purchase agreement (the “Securities Purchase Agreement”) with certain investors (the “Investors”), pursuant to which we, in a private placement (the “Private Placement”), agreed to issue and sell to the Investors an aggregate of (i) 3,306,571 shares of our common stock, par value $0.0001 per share and (ii) pre-funded warrants to purchase up to 1,417,107 shares of our common stock. Each share was offered and sold at a purchase price of $21.17 and each pre-funded warrant was offered and sold at a purchase price of $21.1699, which is equal to the purchase price per share less the $0.0001 exercise price of each pre-funded warrant, before deducting underwriting discounts and commissions. The Private Placement closed on February 6, 2026.

In connection with the Private Placement, we also entered into a Registration Rights Agreement, dated February 4, 2026 (the “Registration Rights Agreement”), with the Investors. Pursuant to the terms of the Registration Rights Agreement, we filed a registration statement on Form S-1 (File No. 333-294900), which was declared effective by the SEC on April 14, 2026, covering the resale of the Registrable Securities (as such term is defined in the Registration Rights Agreement). We have agreed to use reasonable best efforts to keep such registration statement effective until the earlier of the date the shares covered by such registration statement have been sold or may be resold pursuant to Rule 144 without restriction.

Entities affiliated with Deep Track Capital, LP, Commodore Capital Master LP, TCG Crossover Fund II, L.P. and Trails Edge Biotechnology Master Fund, LP were beneficial owners of more than 5% of our capital stock immediately prior to the closing of the Private Placement and purchased shares of our common stock or pre-funded warrants in the Private Placement. For more information regarding the investors’ beneficial ownership, see sections titled “Principal Stockholders” and “Selling Stockholders.” In connection with the Private Placement, we also entered into a registration rights agreement with investors thereto, including the purchasers listed above.

Investor Agreements

In connection with our preferred stock financings, we entered into investors’ rights, right of first refusal and co-sale, and voting agreements, which contain, among other things, registration rights, information rights, voting rights, and rights of first refusal, with certain holders of our capital stock, including entities affiliated with Deep Track Capital, Vida Ventures, Pontifax and TCG Crossover Fund. These agreements terminated upon the closing of our IPO, except for the registration rights granted under our investors’ rights agreement. See also the section titled “Security Ownership of Certain Beneficial Owners and Management” for additional information regarding beneficial ownership of our capital stock.

Equity Grants to Directors and Executive Officers

We have granted stock options and restricted stock awards to our executive officers and certain members of our Board. For more information regarding the options granted to our executive officers and directors, see the sections titled “Non-Employee Director Compensation” and “Executive Compensation.”

Indemnification Agreements

Our Certificate of Incorporation contains provisions limiting the liability of directors and officers, and our Bylaws provide that we will indemnify each of our directors and officers to the fullest extent permitted under Delaware law. Our Certificate of Incorporation and Bylaws also provide our Board with discretion to indemnify our employees when determined appropriate by the Board. In addition, we have entered into indemnification agreements with each of our directors and executive officers.

Related Person Transactions Policy

We have adopted a written related-person transactions policy that sets forth our policies and procedures regarding the identification, review, consideration, and approval or ratification of “related-person transactions.” For purposes of our policy only, a “related-person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any “related person” are, were or will be participants involving an amount that exceeds $120,000 or, if less, 1% of the average of our total assets for the last two competed fiscal years. Transactions involving compensation for services provided to us as an employee or director are not covered by this policy. A related person is any executive officer, director, nominee to become a director or a beneficial owner of more than 5% of any class of our voting securities, including any of their immediate family members and affiliates, including entities owned or controlled by such persons.

Under the policy, where a transaction has been identified as a related-person transaction, including any transaction that was not a related person transaction when originally consummated or any transaction that was not initially identified as a related person transaction prior to consummation, our management must present information regarding the proposed related person transaction to our Audit Committee (or, where review by our

Audit Committee would be inappropriate, to another independent body of the Board) for review, consideration, and approval or ratification. The presentation must include a description of, among other things, all of the parties thereto, the material facts, the interests, direct and indirect, of the related persons, the benefits to us of the transaction, and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from employees generally. Under the policy, we collect information that we deem reasonably necessary from each director, executive officer, and, to the extent feasible, significant stockholder to enable us to identify any existing or potential related-person transactions and to effectuate the terms of the policy. In addition, under our Code of Business Conduct and Ethics, our employees and directors have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest.

In considering related person transactions, our Audit Committee, or other independent body of the Board, will take into account the relevant available facts and circumstances including:

•	the risks, costs, and benefits to us;

•	the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

•	the terms of the transaction;

•	the availability of other sources for comparable services or products; and

•	the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.

The policy requires that, in determining whether to approve, ratify or reject a related person transaction, our Audit Committee, or other independent body of our Board, must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, our best interests and those of our stockholders, as our audit committee, or other independent body of our Board, determines in the good faith exercise of its discretion.

All of the transactions described below prior to our IPO were entered into prior to the adoption of this policy. Although we did not previously have a written policy for the review and approval of transactions with related persons, our board of directors has historically reviewed and approved any transaction where a director or officer had a financial interest, including the transactions described above. Prior to approving such a transaction, the material facts as to a director’s or officer’s relationship or interest in the agreement or transaction were disclosed to our Board. Our Board took this information into account when evaluating the transaction and in determining whether such transaction was fair to us and in the best interest of all our stockholders.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Such officers, directors and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the year ended December 31, 2025, we believe that all of our officers, directors and greater than 10% beneficial owners timely filed all reports required by Section 16(a) of the Exchange Act, except that Marc Panoff filed a Form 3 and Form 4 on September 29, 2025, reporting beneficial ownership and option repricing occurred on September 10, 2025, in connection with the closing of our IPO, due to a delay in obtaining Edgar codes from the SEC.

OTHER INFORMATION FOR STOCKHOLDERS

Stockholder Proposals for the 2027 Annual Meeting of Stockholders

Our Stockholders may submit proposals that they believe should be voted upon at our annual meeting of stockholders or nominate persons for election to the Board.

Pursuant to Rule 14a-8 under the Exchange Act, stockholder proposals meeting certain requirements may be eligible for inclusion in the proxy statement for our 2027 annual meeting of stockholders (“2027 Annual Meeting”). To be eligible for inclusion in our 2027 proxy statement, any such stockholder proposals must be submitted in writing to the Secretary of us no later than December 24, 2026, in addition to complying with certain rules and regulations promulgated by the SEC. The submission of a stockholder proposal does not guarantee that it will be included in our proxy statement.

Alternatively, in accordance with the “advance notice” provisions of our Bylaws, stockholders seeking to present a stockholder proposal or nomination at our 2027 Annual Meeting, without having it included in our proxy statement, must timely submit notice of such proposal or nomination. To be timely, a stockholder’s notice must be received by the Secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day before the first anniversary of the 2026 Annual Meeting of Stockholders, unless the date of the 2027 Annual Meeting is advanced by more than 30 days or delayed by more than 30 days from the anniversary of the 2026 Annual Meeting of Stockholders. For our 2027 Annual Meeting, this means that any such proposal or nomination must be submitted no earlier than February 3, 2027 and no later than March 5, 2027. If the date of the 2027 Annual Meeting is advanced by more than 30 days or delayed by more than 30 days from the anniversary of the 2026 Annual Meeting of Stockholders, the stockholder must submit any such proposal or nomination not later than the close of business on the later of the 90th day prior to the 2027 Annual Meeting nor earlier than the close of business on the 120th day prior to the 2027 Annual Meeting, or the 10th day following the day on which public announcement of the date of the 2027 Annual Meeting is first made by us.

In addition to satisfying the deadlines in the “advance notice” provisions of our Bylaws, a stockholder who intends to solicit proxies in support of nominees submitted under these “advance notice” provisions, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than LB Pharmaceuticals’ nominees must include in their notice the information required by Rule 14a-19 under the Exchange Act.

Notices of any proposals or nominations for our 2027 Annual Meeting should be sent to the Secretary of us at One Pennsylvania Plaza, Suite 1025, New York, NY 10119.

Householding of Proxy Materials

SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders. This process, which is commonly referred to as “householding”, provides cost savings for companies. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if you are receiving duplicate copies of these materials and wish to have householding apply, please notify your broker.

Additional Filings

We make available, free of charge on our website, all of our filings that are made electronically with the SEC, including Forms 10-K, 10-Q and 8-K. To access these filings, go to our website ir.lbpharma.us and click on “SEC Filings” under the “Financials & Filing” heading. Copies of our Annual Report on Form 10-K for the year ended December 31, 2025, including financial statements and schedules thereto, filed with the SEC, are also available without charge to stockholders by directing requests to our Corporate Secretary at One Pennsylvania Plaza, Suite 1025, New York, NY 10119.

OTHER MATTERS

Our Board does not know of any other matters to be brought before the meeting. If other matters are presented, the proxy holders have discretionary authority to vote all proxies in accordance with their best judgement. Discretionary authority for them to do so is provided for in the proxy card and other forms of proxy.

By Order of the Board of Directors

/s/ Heather Turner
Heather Turner
President & Chief Executive Officer
April 23, 2026

SCAN TO VIEW MATERIALS & VOTE w VOTE BY INTERNET LB PHARMACEUTICALS INC Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above ONE PENNSYLVANIA PLAZA, SUITE 1025 NEW YORK, NY 10119 Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 2, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting—Go to www.virtualshareholdermeeting.com/LBRX2026 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 2, 2026. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 by 11:59 p.m. Eastern Time on June 2, 2026. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V95401-P50676 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY LB PHARMACEUTICALS INC For All Withhold All Except For All To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the The Board of Directors recommends you vote number(s) of the nominee(s) on the line below. “FOR” the following: ! ! ! 1. To elect three nominees for Class I directors, each to hold office until the 2029 Annual Meeting of Stockholders. Nominees: 01) Robert A. Lenz M.D., Ph.D. 02) Rebecca Luse 03) Ran Nussbaum The Board of Directors recommends you vote “FOR” the following proposal: For Against Abstain 2. To ratify the appointment by the Audit Committee of the Board of Directors of BDO USA, P.C. as the Company’s independent registered ! ! ! public accounting firm for the fiscal year ending December 31, 2026. NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponements thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice, Proxy Statement and Annual Report are available at www.proxyvote.com. V95402-P50676 LB PHARMACEUTICALS INC ANNUAL MEETING OF STOCKHOLDERS June 3, 2026 at 9:30 a.m. Eastern Time THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The stockholder(s) hereby appoint(s) Heather Turner and Minako Pazdera, or either of them, as proxies, each with the power to appoint her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot (with discretionary authority under Proposal 1 to vote for a substitute nominee if any nominee is unable to serve or for good cause will not serve), all of the shares of common stock of LB PHARMACEUTICALS INC that the stockholder(s) is/ are entitled to vote at the Annual Meeting of Stockholders to be held at 9:30 a.m. Eastern Time, on June 3, 2026, virtually at www.virtualshareholdermeeting.com/LBRX2026, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. It will be voted in the discretion of the proxies upon such other matters as may properly come before the Annual Meeting. CONTINUED AND TO BE SIGNED ON REVERSE SIDE